Exhibit (10)(aw)

MET-PRO CORPORATION
SALARIED PENSION PLAN

AMENDED AND RESTATED
EFFECTIVE SEPTEMBER 1, 2007

MET-PRO CORPORATION
SALARIED PENSION PLAN
AMENDED AND RESTATED
EFFECTIVE JANUARY 1, 2008

MET-PRO CORPORATION

SALARIED PENSION PLAN

WHEREAS, MET-PRO CORPORATION (“Company”) adopted the Met-Pro Corporation Salaried Pension Plan (“Plan”), effective September 1, 1968 for certain of its employees; and

WHEREAS, under the terms of the Plan, the Company has the ability to amend the Plan; and

WHEREAS, the Company amended and restated the Plan in its entirety to incorporate amendments adopted since the previous restatement effective September 1, 1989, and to comply with, inter alia, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, and the Taxpayer Relief Act of 1997;

WHEREAS, the Company desires at this time to amend and restate the Plan in its entirety to incorporate amendments adopted since the previous restatement effective September 1, 2000, to make certain technical changes to comply with law as required by the Internal Revenue Service, to comply with, inter alia, the Economic Growth and Tax Relief Reconciliation Act of 2001, to reflect the Company’s desire to amend the Plan to freeze benefit accruals effective as of December 31, 2006, to change the plan year to the calendar year effective January 1, 2008, and to make other clarifying and conforming changes;

NOW, THEREFORE, effective January 1, 2008, unless otherwise provided, the Met-Pro Corporation Salaried Pension Plan is continued, amended, and restated, as hereinafter set forth:

ARTICLE I

DEFINITIONS

Except where otherwise clearly indicated by context, the masculine shall include the feminine, the singular shall include the plural, and vice-versa.

1.1
“Actuarial Equivalent” of a given benefit shall mean a benefit payable in a different form from such given benefit but having the same actuarial present value of such benefit taking into account, where applicable, the probability of surviving to receive such benefit (“Mortality”) and the time value of money (“Interest”).  The calculation of actuarial present values shall be based on the actuarial assumptions as set forth in Appendix A to this Plan.

1.2	“Actuary” shall mean the firm employing an “enrolled actuary” as defined in Section 7701(a)(35) of the Code appointed by the Administrator.

1.3	“Administrator” shall mean the Company acting through its officers or a Committee appointed by the Company under Article XI.

1.4
“Annuity Starting Date” shall mean the first date as of which distribution of Retirement Benefits to a Participant is to begin under Section 8.3 or the first date as of which distribution of Pre-Retirement Death Benefits to a Spouse is to begin under Section 7.3.

1.5
“Average Monthly Compensation” shall mean the monthly Compensation of a Participant averaged over the five consecutive calendar years which produce the highest monthly average within the last ten completed calendar years of employment.  If a Participant has less than five completed consecutive calendar years of service, his Average Monthly Compensation will be based on his monthly Compensation during his months of service from his date of employment to the earlier of the date he terminates and the date he has completed 60 months of service.

1.6	“Board of Directors” shall mean the Board of Directors of the Company.

1.7	“Break in Service” shall mean any Plan Year during which an employee suffers a Break in Service described in Article III.

1.8
“Code” shall mean the Internal Revenue Code of 1986, as it may from time to time be amended or supplemented.  References to any section of the Code shall be to that section as it may be renumbered, amended, supplemented or reenacted.

1.9	“Committee” shall mean the persons who may be appointed by the Board of Directors to act on behalf of the Company to supervise the administration of the Plan, as hereinafter provided.

1.10
“Compensation” shall mean with respect to any Participant, total Compensation paid by the Company for the calendar year excluding reimbursement or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation, and welfare benefits but including any Employee deferrals pursuant to Code Sections 125 or 401(k).  Compensation shall not exceed the maximum amount that may be taken into account under Code Section 401(a)(17), adjusted as provided under Code Section 415(d) to reflect increases in the cost of living.

Effective for limitation years ending after December 31, 2001, the annual compensation of each Participant taken into account in determining benefit accruals in any Plan Year beginning after December 31, 2001, shall not exceed $200,000.  Annual compensation means compensation during the Plan Year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan (the determination period).  For purposes of determining benefit accruals in a Plan Year beginning after December 31, 2001, the $200,000 limitation on compensation shall also apply for any prior determination period.

The $200,000 limit on annual compensation shall be adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code.  The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.

1.11	“Company” shall mean Met-Pro Corporation, including its several Divisions, and its successors.

1.12	“Corporation Division” shall mean the corporate headquarters unit of the Company.

1.13	“Dean Pump Division” shall mean the Dean Pump Division of Met-Pro Corporation.

1.14
“Defined Benefit Plan” shall mean an employee benefit plan, as defined in Section (3)(3) of ERISA that (a) is maintained by the Company, (b) is qualified under Sections 401 and 501 of the Code, and (c) is not a Defined Contribution Plan.

1.15
“Defined Contribution Plan” shall mean an employee benefit plan, as defined in Section (3)(3) of ERISA that (a) is maintained by the Company, (b) is qualified under Sections 401 and 501 of the Code, and (c) provides for an individual account for each Participant and for benefits based solely on the amounts credited to those accounts.

1.16
“Divisions” shall mean those divisions of the Company who are participating in the Plan and shall include the Corporation Division, Dean Pump Division, Fybroc Division, Keystone Filter Division, Sethco Division, Stiles-Kem Division, Systems Division (Non-

Oxy) and Systems Division (Oxy).  Effective November 1, 1989, “Divisions” shall also mean Duall Division.  Effective July 1, 1993, “Divisions” shall also mean Mefiag Division, and effective November 1, 1998, shall also mean the Flex Kleen Division.

1.17	“Duall Division” shall mean, effective November 1, 1989, the Duall Division of Met-Pro Corporation.

1.18
“Early Retirement Date” shall mean the first day of the calendar month coincident with or next following the day on which a Participant (a) attains age 55, and (b) is credited with three Years of Service.

1.19	“Effective Date” shall mean September 1, 2007.

1.20
“Eligible Employee” shall mean any salaried Employee of the Company employed in a Division or by a Subsidiary who is not a Leased Employee and who is not covered by a collective bargaining agreement, unless the same provides for participation hereunder.  Notwithstanding the foregoing, an Employee hired on or after April 15, 2006 shall not be eligible to participate in the Plan.

1.21
“Employee” shall mean anyone who is employed by the Company or by a Subsidiary of the Company.  Solely for the requirements prescribed in Code Section 414(n)(3), Employee shall include Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and such Leased Employees do not constitute more than 20 percent of the recipient’s non-highly compensated work force.

As used herein, “Leased Employee” means any person who is not an employee and who provides services to the Company:  (a) under an agreement between the Company and the leasing organization, (b) such services have been performed by the person for the recipient (or for the recipient and related persons as defined in Code Section 414(n)) on a substantially full-time basis for at least one year, and (c) such services are performed under the primary direction and control of the Company.  Notwithstanding, a “leased employee” shall be treated as an Employee of the Company solely to the extent required under Code Section 414(n) (but shall in no event be eligible to participate in the Plan).  However, “leased employees” shall not be treated as Employees of the Company to the extent permitted under Code Section 414(n) if the leased employees constitute no more than 20% of the Company’s “non-highly compensated” work force, and the leasing organization maintains a qualified nonintegrated money purchase pension plan in which:  (a) at least 10% of compensation (within the meaning of Code Section 414(n)) contributed for each participant, (b) participants are immediately fully vested in all contributions, and (c) each leasing organization employee immediately participates.

The following shall not be considered an Employee:  (i) any individual who is classified by the Company or a Subsidiary as an independent contractor or self-employed individual, whether or not such individual is subsequently determined to have been a common-law employee, or (ii) any individual employed by the Company for a specified limited period of time, or for the duration of a specified project, with no expectation of long-term employment (until and unless such individual is specifically notified by the Company in writing that he is being reclassified as a regular Employee).

1.22
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it may from time to time be amended or supplemented.  References to any section of ERISA shall be to that section as it may be renumbered, amended, supplemented or reenacted.

1.23	“Five Percent Owner” shall mean an Employee who owns more than five percent of the Company (within the meaning of Section 416(i)(1)(B)(i) of the Code).

1.24	“Flex Kleen” shall mean, effective November 1, 1998, the Flex Kleen Division of Met-Pro Corporation.

1.25	“Fund” shall mean the trust fund established for this Plan, administered under the Trust Agreement, out of which benefits payable under this Plan shall be paid.

1.26	“Fybroc Division” shall mean Fybroc Division of Met-Pro Corporation.

1.27	“Hour of Service” shall mean an hour for which:

(a)	an Employee is directly or indirectly paid or entitled to payment by the Company for the performance of employment duties, or

(b)	back pay, irrespective of mitigation of damages, is either awarded or agreed to, or

(c)
an Employee is directly or indirectly paid or entitled to payment by the Company on account of a period of time during which no duties are performed due to vacation, holiday, illness, incapacity (including disability), jury duty, lay-off, leave of absence, or military duty.

There shall be excluded from the foregoing those periods during which payments are made or due under a plan maintained solely for the purpose of complying with applicable workers’ compensation, unemployment compensation, or disability insurance laws.  An Hour of Service shall not be credited where an employee is being reimbursed solely for medical or medically related expenses.

Hours of Service shall not be credited twice.  Hours of Service shall be credited in accordance with the rules set forth in U.S. Department of Labor Regulations 2530.200b-2(b) and (c).

Hours of Service shall be credited for any individual considered a Leased Employee for purposes of this Plan under Section 414(n) of the Code.

Notwithstanding the foregoing, the Committee may, in accordance with uniform rules nondiscriminatorily applied, elect to credit Hours of Service using one or more of the following equivalencies:

Basis Upon Which Records	Credit Granted to Individual
Are Maintained	For Period
Shift	Actual Hours for Full Shift
Day	10 Hours of Service
Week	45 Hours of Service
Semi-Monthly Period	95 Hours of Service
Month	190 Hours of Service

1.28
“Initial Anniversary Date” shall mean September 1, 1968 for Employees of the Corporation and Systems Division (Non-Oxy), September 1, 1975 for Employees of Fybroc Division and Keystone Filter Division, September 1, 1977 for Employees of Sethco Division and Stiles-Kem Division, and September 1, 1979 for Employees of Systems Division (Oxy).

1.29	“Keystone Division” shall mean Keystone Division of Met-Pro Corporation.

1.30
“Late Retirement Date” shall mean the first day of the calendar month coincident with or next following the day on which a Participant’s employment with the Company has ceased after the Participant’s Normal Retirement Date.

1.31	“Mefiag Division” shall include, effective July 1, 1993, only those Employees of the Mefiag Division of Met-Pro Corporation who are employed in the United States.

1.32	“Normal Retirement Age” shall mean exact age 65.

1.33	“Normal Retirement Date” shall mean the first day of the calendar month coincident with or next following the day on which a Participant attains age 65.

1.34	“Participant” shall mean a participant in this Plan as determined under Article 2.

1.35
“Past Service Date” shall mean September 1, 1975 for Employees of the Corporation, Systems (Non-Oxy) Division, Fybroc Division and Keystone Filter Division; September 1, 1977 for Employees of Sethco Division and Stiles-Kem Division; September 1, 1979 for Employees of Systems Division (Oxy); September 1, 1986 for Employees of Dean Pump Division; effective November 1, 1989, shall mean September 1, 1990 for Employees of Duall Division; effective July 1, 1993, shall mean September 1, 1993 for Employees of the Mefiag Division; and shall also mean February 1, 1997 for Employees of the Strobic Air Subsidiary.  “Past Service Date” shall mean September 12, 1996 for former Employees of the Strobic Air Corporation (see also Article VI), and shall mean November 1, 1998 for former Employees of the Flex Kleen Division.  “Past Service Date” shall mean June 1, 2002 for Employees of Pristine Water Solutions, Inc.

1.36	“Plan” shall mean the retirement plan set forth in this document as it may from time to time be amended or supplemented.

1.37
“Plan Year” shall mean a twelve-month period which shall commence each September 1 and end on the next following August 31.  Effective January 31, 2008, the Plan Year shall commence each February 1 and end on the next following January 31.  There shall be a short Plan Year beginning September 1, 2007 and ending January 31, 2008.

1.38	“Pre-Retirement Death Benefit” shall mean the death benefit payable under Article VII to the beneficiary of a Participant who dies before his Annuity Starting Date.

1.39
“Prior Plan” shall include the Fybroc, Inc. Salaried Pension Plan, the Keystone Filter Salaried Pension Plan, and the Stiles-Kem Corporation Defined Benefit Plan as in effect on April 14, 1978 immediately prior to their amendment and replacement in entirety by this Plan on April 15, 1978.  “Prior Plan” shall also include the Oxy-Catalyst, Inc. Employees’ Pension Plan as in effect June 30, 1980 immediately prior to its amendment and replacement in entirety by this Plan on July 1, 1980.

1.40	“Pristine Water Solutions, Inc. (formerly Pristine Hydrochemical)” shall mean Pristine Water Solutions, Inc., a subsidiary of Met-Pro Corporation.

1.41	“Qualified Domestic Relations Order” is a domestic relations order that meets the requirements as defined in Section 414(p) of the Code.

1.42
“Qualified Joint and Survivor Annuity” shall mean an annuity for the life of a Participant with a survivor annuity for the life of the Participant’s Spouse where the survivor annuity is 50 percent of the amount of the annuity payable during the joint lives of the Participant and the Participant’s Spouse and the joint and survivor annuity is at least the Actuarial Equivalent of the most valuable form of benefit under the Plan payable on his Annuity Starting Date.

1.43	“Qualified Pre-Retirement Survivor Annuity” shall mean a survivor annuity for the life of the Participant’s Spouse. Each payment under the survivor annuity shall be equal to:

(a)
in the case of a Participant who dies after his Early Retirement Date and has not had a Separation from Service, the survivor annuity the Participant’s Spouse would have received if the Participant had a Retirement on the day before his death and received distribution of benefits in the form of an immediate Qualified Joint and Survivor Annuity, or

(b)	in the case of a Participant who dies on or before his Early Retirement Date or has had a Separation from Service, the survivor annuity the Participant’s Spouse would have received if the Participant had a Separation from Service on the earlier of his actual Separation from Service and the day of his death, survived to the later of his Early Retirement Date and his date of death, received distribution of benefits in the form of a Qualified Joint and Survivor Annuity and died on the day after the later of his Early Retirement Date and his date of death.

1.44	“Regulations” shall mean the Income Tax Regulation as promulgated by the Secretary of the Treasury or his delegate, and amended from time to time.

1.45	“Rehired Employee” shall mean an Employee who is re-employed by the Company after Separation from Service.

1.46	“Retirement” shall mean a Participant’s termination of employment on or after his Normal or Early Retirement Date.

1.47	“Retirement Benefit” shall mean the monthly benefit that accrues to a Participant under Article V.

1.48
“Separation From Service” of an Employee shall mean the time when the employer-employee relationship with the Company is terminated for any reason, including but not limited to, a termination by resignation, discharge, death, total disability, or retirement.

1.49	“Sethco Division” shall mean Sethco Division of Met-Pro Corporation.

1.50
“Six Months of Service” shall mean the first consecutive six-month period after the Employee’s date of hire with the Company or an acquired company or return to service in which the Employee completes at least 500 Hours of Service.

1.51	“Spouse” shall mean the person to whom a Participant is married on the applicable date.

1.52	“Stiles-Kem Division” shall mean the former Stiles-Kem Division of Met-Pro Corporation which has been merged into Pristine Water Solutions, Inc.

1.53	“Strobic Air Subsidiary” shall mean, effective February 1, 1997, the Strobic Air Corporation, a subsidiary of the Met-Pro Corporation.

1.54	“Subsidiary” shall mean those subsidiaries of the Company who are participating in the Plan and shall include the Strobic Air Subsidiary and effective June 1, 2002, Pristine Water Solutions, Inc.

1.55
“Systems Division (Non-Oxy)” shall include only those Employees of the Systems Division of Met-Pro Corporation who were not employees of Oxy-Catalyst, Inc. on the date of its acquisition by the Company.

1.56	“Systems Division (Oxy)” shall include only those Employees of Systems Division of Met-Pro Corporation who were employees of Oxy-Catalyst, Inc. on the date of its acquisition by the Company.

1.57	“Trust” shall mean the trust established or maintained under the Trust Agreement.

1.58	“Trust Agreement” shall mean the agreement between the Company and the Trustee which provides for the establishment or continuation of the Trust in accordance with Article XII.

1.59	“Trustee” shall mean the Bank, Trust Company or Insurance Company designated as provided under Article XI.

1.60	“Vested Interest” shall mean the nonforfeitable portion of a Participant’s Normal Retirement Benefit.

1.61
“Years of Credited Service” shall mean the number of full and partial Plan Years counted with respect to determining a Participant’s Accrued Benefit under the Plan, as further described in Article III.

1.62
“Years of Service” shall mean the number of Plan Years counted with respect to determining a Participant’s eligibility for benefits and vested status under the Plan, as further described in Article III and Article VI.

ARTICLE II

TRANSITION AND ELIGIBILITY TO PARTICIPATE

2.1
Rights Affected.  Unless specified to the contrary, each Participant who has retired or has terminated service with the Company before the Effective Date shall receive no additional rights as a result of this amended and restated Plan, but shall have his rights and benefits determined solely under the Plan as in effect before the Effective Date.  Any former Employee who has terminated employment before the Effective Date and who is reemployed as an Employee on or after the Effective Date shall have the rights and benefits provided hereunder.

2.2
Preservation of Plan Benefits.  Subject to the maximum benefit limitations, in no event shall the Accrued Benefit of a Participant at any time after the Effective Date be less than the amount of the Participant’s Accrued Benefit on the day preceding the Effective Date.

2.3
Eligibility to Participate.  Each Employee who was a Participant in the Plan immediately prior to the Effective Date and who remains an Eligible Employee of the Company on the Effective Date shall be a Participant hereunder as of such date.  Effective as of September 1, 2000, an Eligible Employee shall become a Participant on the later of his date of hire or the date such employee qualifies as an Eligible Employee.  Notwithstanding the foregoing, an Employee hired on or after April 15, 2006 shall not be eligible to participate in the Plan.

2.4	Cessation of Participant. A Participant shall cease to be a Participant on the earliest of the following three dates:

(a)	his date of death,

(b)	the date all distributions to the Participant have been made,

(c)	the date he incurs a Break in Service provided that at that time he has no entitlement to non-forfeitable benefits under the Plan.

2.5
Participation Upon Reemployment.  If a Rehired Employee who is not a Participant before he is rehired is an Eligible Employee as of the date he is reemployed, and his Break in Service caused prior service to be disregarded, then the Employee shall be treated as a new Employee.  If a Rehired Employee who was not a Participant before he is rehired or who was a Participant before rehire is an Eligible Employee as of the date he is reemployed and his Break in Service did not cause prior service to be disregarded, then the employee shall again become a Participant on the date he was rehired.

2.6	Plant Shutdown. Effective December 31, 1996 the Systems Division was shut down. Each Participant in the Met-Pro Corporation Negotiated Pension Plan is a Participant in

this Plan effective June 1, 1997. All benefit provisions applicable to such Participants will be determined under the Met-Pro Corporation Negotiated Pension Plan.

ARTICLE III

SERVICE AND CREDITED SERVICE, TRANSFERS

The following provisions are subject to Article XIX:

3.1
Past Service shall mean full calendar years and full calendar months of service on an elapsed time basis (with a full month equal to 1/12 of a year) completed by an Eligible Employee after his date of employment with the Company or, if applicable, his earlier date of employment with a company that has been acquired by the Company, and before his Past Service Date.

3.2
Future Service for Purposes of Meeting Eligibility Requirements for Benefits and Vesting.  An Employee shall accrue a Year of Service for each Plan Year commencing on or after his Past Service Date during which he is credited with 1,000 or more Hours of Service.

3.3
Full Years of Future Credited Service for Benefit Accrual.  Except as provided otherwise in this Article, an Employee shall accrue a full year of Future Credited Service for each Plan Year commencing on or after his Past Service Date in which he is an Eligible Employee for the full Plan Year and is credited with 1,000 or more Hours of Service.

3.4
Partial Years of Future Credited Service for Benefit Accrual.  With respect to any Plan Year commencing on or after an Employee’s Past Service Date and during which the Employee is an Eligible Employee for less than the full Plan Year, the Employee shall accrue 1/12 of a year of Future Credited Service for each month during which he is an Eligible Employee for the full month and completes at least 83-1/3 Hours of Service.  Notwithstanding the above, a Participant who transfers out of the Plan after the 15th day of a month shall accrue 1/12 of a year of Future Credited Service for the month that he transfers out of the Plan as long as he is an Employee for the full month and completes at least 83-1/3 Hours of Service, and a Participant who transfers into the Plan before the 16th day of the month shall accrue 1/12 of a year of Future Credited Service for the month that he transfers into the Plan, provided that he is an Employee for the full month and completes at least 83-1/3 Hours of Service.

3.5
Credited Service shall mean the total of an Employee’s Past Service and his full and partial years of Future Credited Service, subject to the following adjustments for Employees of the Corporation Division (former Strobic Air Corporation employees), Dean Pump Division, Duall Division, Mefiag Division, Sethco Division, Stiles-Kem Division, and Systems Division (Oxy), the Strobic Air Subsidiary and the Flex Kleen Division:

(a)	Dean Pump Division – All Past Service accumulated before October 1, 1985 shall not be taken into account in determining the amount of Credited Service.

(b)	Duall Division - Effective November 1, 1989, all Past Service accumulated before July 1, 1988 shall not be taken into account in determining the amount of Credited Service.

(c)	Mefiag Division - Effective July 1, 1993, all Past Service accumulated before July 1, 1993 shall not be taken into account in determining the amount of Credited Service.

(d)	Sethco Division - All Past Service accumulated before July 1, 1977 shall not be taken into account in determining the amount of Credited Service.

(e)	Stiles-Kem Division - All Past Service accumulated before August 1, 1970 shall not be taken into account in determining the amount of Credited Service.

(f)	Systems Division (Oxy) - All Past Service accumulated before January 1, 1970 shall not be taken into account in determining the amount of Credited Service.

(g)
Corporation Division (former Strobic Air Corporation employees) - All Past Service accumulated before October 1, 1996 by former employees of Strobic Air Corporation shall not be taken into account in determining the amount of Credited Service.

(h)	Strobic Air Subsidiary – All Past Service accumulated before February 1, 1997 shall not be taken into account in determining the amount of Credited Service.

(i)	Flex Kleen Division - All Past Service accumulated before November 1, 1998 shall not be taken into account in determining the amount of Credited Service.

(j)	Pristine Water Solutions, Inc. – All Past Service accumulated before June 1, 2002 shall not be taken into account in determining the amount of Credited Service.

3.6
Years of Service shall mean the total of an Employee’s Past Service and his Future Service for Eligibility for Benefits and Vesting, plus any period of eligibility and vesting service accumulated by the Employee under the provisions of another of the Company’s pension plans or Prior Plans, provided that, for Employees of Sethco Division, any Past Service accumulated before August 1, 1971 shall not be taken into account in determining Years of Service.

3.7
Transfers.  When a Participant transfers to another pension plan of the Company, his continuity of service for eligibility and vesting shall not be affected in any way whatsoever.  His Years of Service, as calculated for purposes of this Plan, shall include Years of Service as calculated to date of transfer, plus all Years of Service subsequently earned in the plan to which his is transferred.  Similarly, his Years of Service for purposes of the plan to which he is transferred shall include all Years of Service earned under this Plan.

3.8	Breaks in Service.

(a)
Any Plan Year in which a Participant is not credited with more than 500 Hours of Service shall constitute a one-year Break in Service; provided, however, that if an Employee is absent for the following reasons, he shall be credited with an Hour of Service, for purposes of this Section only, for each Hour of Service he would have received if he had continued in the active employ of the Company during the following periods of absence:

(i)	layoff for a period not in excess of one year;

(ii)	leave of absence with the approval of the Committee for a period not in excess of one year, unless extended by the Committee;

(iii)
military service under leave granted by the Company or required by law, provided the absent Participant returns to service with the Company within 90 days of his release from active military duty or any longer period during which his right to reemployment is protected by law.

(b)	Service credited under this Section shall not be credited for any other purpose under the Plan unless such service is comprised of Hours of Service.

(c)
If a Participant is absent from work by reason of pregnancy, childbirth, adoption, or for purposes of the care of such Participant’s child immediately after birth or adoption, such Participant shall be credited solely for purposes of this Section with sufficient Hours of Service to avoid a Break in Service in the Plan Year in which the absence commences or, if the Participant already has more than 500 Hours of Service in such Plan Year, the immediately following Plan Year.  Hours of Service during such absence shall be credited in an amount equal to the Hours of Service the Participant would have had but for such absence or, if such hours cannot be determined, at the rate of eight hours per normal workday.

3.9	Restoration of Service.

(a)
A Participant who had a Vested Interest under Article VI and who incurs a Break in Service shall have his pre-break and post-break service with the Company aggregated for purposes of Sections 3.5 and 3.6 on his reemployment by the Company.

(b)
A Participant who does not have a Vested Interest under Article VI and who incurs a Break in Service shall have his pre-break and post-break service with the Company aggregated for purposes of Sections 3.5 and 3.6 on his reemployment within a period of less than five consecutive Breaks in Service.  If the consecutive Breaks in Service are equal to or in excess of five, he shall receive no credit for his pre-break service for purposes of Sections 3.5 and 3.6.

3.10
Credit for Military Service.  Effective as of December 12, 1994, notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Internal Revenue Code.

ARTICLE IV

ELIGIBILITY FOR BENEFITS

4.1	Normal Retirement Benefit. A Participant shall be eligible for normal retirement benefits on his Normal Retirement Date.

4.2	Early Retirement Benefit. A Participant shall be eligible for early retirement benefits as of his Early Retirement Date.

4.3	Late Retirement Benefit. A Participant shall be eligible for late retirement benefits on his Late Retirement Date.

4.4
Deferred Vested Benefit.  A Participant who has completed three or more Years of Service and who, at the time of Separation from Service, is not eligible for a benefit under Sections 4.1, 4.2 or 4.3 of this Plan, shall be eligible for deferred vested retirement benefits.

ARTICLE V

CALCULATION OF BENEFITS

5.1
General.  The retirement benefits for a Participant that are payable under the single life form of payment shall be determined under this Article V subject to the limitations set forth in Article IX.  Each Participant shall be entitled to the non-forfeitable portion, as determined under Article VI of his retirement benefit and shall have no right to any portion of his retirement benefit which is not nonforfeitable under Article VI.  Adjustments for forms of payment other than the single life form shall be made in accordance with the provisions of Article VIII.

5.2	Accrued Monthly Pension. Subject to Article XIX, on any given date, the Accrued Monthly Pension for a Participant shall be determined as follows:

For a Participant whose date of hire with the Company or an acquired Company (or whose date of rehire in the case of a Participant who terminates and forfeits service in accordance with Section 3.9 and is subsequently rehired) is on or before December 15, 1982 and whose Past Service Date is prior to September 1, 1986, such benefit shall be equal to the greater of 1/12 of [(a) + (b)], or (c) or (d) as set forth below in this Section 5.2.

For a Participant whose date of hire with the Company or an acquired company (or whose date of hire in the case of a Participant who terminates and forfeits service in accordance with Section 3.10 and is subsequently rehired) is after December 15, 1982, or whose Past Service Date is on or after September 1, 1986, such benefit shall be equal to the greater of (c) or (d) as set forth below in this Section 5.2.

(a)
0.75 percent of the Participant’s base wage or salary on his Initial Anniversary Date up to $7,800 and 1.20 percent of such base wage or salary in excess of $7,800, multiplied by Credited Service prior to his Initial Anniversary Date, plus

(b)
For each Plan Year beginning with the Plan Year commencing on the Participant’s Initial Anniversary Date, and ending with the Plan Year beginning September 1, 1988, 0.75 percent of base wage or salary up to $7,800 and 1.75 percent of base wage or salary in excess of $7,800, multiplied by the fraction of a year of Credited Service completed by the Participant in the Plan Year in question, plus 1.65 percent of base wage or salary earned in each Plan Year beginning on or after September 1, 1989.

Annual base wage or salary for Plan Years beginning before September 1, 1989 means the annual base wage or salary in effect on the September 1, beginning the Plan Year in question, except that when necessary, a Participant’s annual base wage or salary on the September 1 following his date of hire shall be used in determining the amount of Accrued Benefit attributable to his first partial year of Credited Service.  For the period beginning September 1, 1989, Compensation, as defined in Section 1.10 is used in lieu of annual base wage or salary.

(c)
Credited Service multiplied by the rate in effect on the last day that the Participant accrued Credited Service under the Plan.  Notwithstanding the above, effective February 27, 1995, if the Participant transfers out of the Plan and into another of the Company’s defined benefit pension plans, the rate used to calculate the monthly pension will be the rate in effect on the last day that the Participant accrued credited service under any of the Company’s defined benefit pension plans.

The rates in effect are as follows:

Rate	Effective Date

9.00	September 1, 1984 - June 14, 1987
12.00	June 15, 1987 - June 14, 1988
14.00	June 15, 1988 - June 14, 1989
16.00	June 15, 1989 - June 14, 1990
18.00	June 15, 1990 - June 30, 1994
20.00	July 1, 1994 - April 30, 1995
21.00	May 1, 1995 - September 30, 1996
22.00	October 1, 1996 and thereafter

(d)
One percent of the Participant’s Average Monthly Compensation multiplied by Credited Service or, in the case of an individual who is or becomes a Participant on or after September 1, 2000, if greater, a monthly benefit of $62.50, payable commencing on the Participant’s Normal Retirement Date.

(e)
For Participant’s with Compensation for a Plan Year prior to September 1, 1994 in excess of $150,000, in no event will such Participant’s benefit determined according to (a) and (b) and (d) of this Section 5.2 be less than the sum of:

(i)	the Participant’s Accrued Benefit on August 31, 1994 frozen in accordance with Section 1.401(a)(4)-13 of the Regulations and

(ii)	the Participant’s Accrued Benefit determined using the benefit formula applicable on or after September 1, 1994 with respect to Credited Service earned on or after September 1, 1994.

5.3	Normal Retirement Benefit. A Participant who is eligible for normal retirement benefits shall receive a monthly pension equal to his Accrued Monthly Pension benefit on such retirement date.

5.4	Early Retirement Benefit. A Participant who is eligible for early retirement benefits, upon retirement, shall receive either of the following:

(a)
A monthly pension equal to the product of (i) his Accrued Monthly Pension as of his date of Separation from Service, and (ii) his vesting percentage as of his date of Separation of Service with such product, reduced by 5/9 percent for each of the first 60 fall calendar months, and 5/18 percent for each of the next 60 full calendar months by which the commencement of his benefits precedes his Normal Retirement Date.

(b)
A deferred monthly pension equal to the product of (a) his Accrued Monthly Pension as of the date of his Separation from Service, and (b) his vesting percentage as of the date of his Separation from Service with payment commencing at his Normal Retirement Date.

5.5	Deferred Vested Benefit. A Participant who is eligible for deferred vested retirement benefits shall receive either of the following:

(a)
A deferred monthly pension with payments commencing any time on or after his Early Retirement Date equal to the product of (i) his Accrued Monthly Pension as of the date of his Separation of Service, and (ii) his vesting percentage as of the date of his Separation of Service with such product, reduced by 5/9 percent for each of the first 60 full calendar months, and 5/18 percent for each of the next 60 full calendar months by which the commencement of his benefits precedes his Normal Retirement Date, and

(b)
A deferred monthly pension equal to the product of (i) his Accrued Monthly Pension as of the date of his Separation of Service, and (ii) his vesting percentage as of the date of his Separation of Service with payment commencing on his Normal Retirement Date.

5.6
Late Retirement Benefit.  A Participant who is eligible for late retirement benefits shall receive a monthly pension equal to the greater of (a) his Accrued Monthly Pension benefit on his Normal Retirement Date or (b) the Actuarial Equivalent of his Normal Retirement Benefit except that the benefit provided under Appendix B is not subject to any actuarial increase that would otherwise result due to the benefit commencing after his Normal Retirement Date, except to the extent required by law.

5.7	Suspension of Benefits

(a)	(i)
In the event that a Participant is employed in qualified reemployment or qualified employment, the benefits otherwise payable to the Participant shall be suspended for each calendar month in which he continues his qualified reemployment or qualified employment.  The rules relating to such a suspension of benefits and their subsequent resumption are described in this Section.

(ii)
The Committee shall notify the Participant by personal delivery or first class mail of the suspension of his benefits during the first month in which such suspension of benefits occurs if required in accordance with the notification requirements of Department of Labor Regulations Section 2530.203-3(b)(4).

(iii)
Each Participant receiving benefits under the Plan shall be required to give notice to the Committee of any employment relationship which such Participant has with the Company.  The Committee shall have the right to use all reasonable efforts to determine whether such employment constitutes qualified reemployment or qualified employment.  The Committee shall also have the right to require the Participant to provide information sufficient to prove that such employment does not constitute qualified reemployment or qualified employment.

(iv)
A Participant may, by written request, ask the Committee to make a determination as to whether specific contemplated employment constitutes qualified reemployment or qualified employment.  The Committee shall respond to such request in writing within 60 days of the Committee’s receipt of the request.

(v)
Subject to Sections 8.3 and 8.8, benefit payments to the Participant will resume (or commence) no later than the first day of the third calendar month following the month in which his qualified reemployment or qualified employment ceases or, if later, the first day of the calendar month following receipt by the Committee of the Participant’s notice that his qualified reemployment or qualified employment has ceased.  The initial resumption payment shall include payment for the current month and for all previous calendar months since the cessation of the Participant’s qualified employment or reemployment.

(vi)
The Committee shall offset resumed benefits by an amount equal to any benefits which were paid to the Participant with respect to a calendar month in which the Participant was engaged in qualified reemployment or qualified employment.  However, the offset to any monthly benefit, other than the initial resumption payment, shall not exceed twenty-five percent (25%) of such monthly benefit.  Any remaining offset shall be applied to benefits payable in subsequent months.

(b)
In the event that a Participant is employed or reemployed by the Company under any circumstances other than as described in Subsection (a), the benefits otherwise payable to the Participant shall be continued during such period of employment or reemployment.

(c)
Qualified reemployment shall mean the reemployment of a Participant by the Company after his Normal Retirement Date in such a capacity that (and provided that) the Participant receives or is entitled to be paid for at least 40 Hours of Service (not including Hours of Service credited as a result of back pay) during a calendar month.  Notwithstanding the above, for Participants that attain age 70½ in calendar years before January 1, 2003, qualified reemployment shall not include employment on or after the April 1st following the calendar year in which the Participant attains age 70½.  In addition, effective January 1, 2002, qualified reemployment shall not include employment with respect to a Participant that makes an election to commence benefits under Section 8.3(b).

(d)
Qualified employment shall mean the continued employment of a Participant after his Normal Retirement Date in such a capacity that (and provided that) the Participant receives or is entitled to be paid for at least 40 Hours of Service (not including Hours of Service credited as a result of back pay) during a calendar month.  Notwithstanding the above, for Participants that attain age 70½ in calendar years before January 1, 2003, qualified employment shall not include employment on or after the April 1st following the calendar year in which the Participant attains age 70½.  In addition, effective January 1, 2002, qualified employment shall not include employment with respect to a Participant that makes an election to commence benefits under Section 8.3(b).

ARTICLE VI

VESTING

If a Participant has been credited with three or more Years of Service, a portion of the Participant’s Accrued Benefit shall be nonforfeitable.  The nonforfeitable portion shall be an amount equal to a Participant’s Accrued Benefit multiplied by a percentage based upon the number of Years of Service, as follows:

Number of Years of Service	Vesting Percentage

0	0
1	0
2	0
3	20
4	40
5	60
6	80
7 or more	100

Notwithstanding the above, the Vesting Percentage of a Participant who has attained his Normal Retirement Age shall be 100 percent.

Also notwithstanding the above, each individual who was an employee of Strobic Air Corporation on the date of acquisition by the Company and who continued his employment with the Company and became a Participant in the Plan shall have his Vesting Percentage equal to 100% if he had attained age 55 on or before the September 12, 1996 date of acquisition.

ARTICLE VII

PRE-RETIREMENT DEATH BENEFITS

7.1	Pre-Retirement Survivor Death Benefit

In the event of a death of a Participant who (a) has a Vested Interest, and (b) has not yet had an Annuity Starting Date, the Participant’s designated beneficiary shall receive a Pre-Retirement Survivor Death Benefit.  For purposes of this Article, a married Participant’s designated beneficiary shall be the Participant’s Spouse.  For Employees who are hired by the Company or a Subsidiary on or after September 1, 2001, the provisions of this Section 7.1 will apply only if the Participant is married on his or her date of death.

7.2	Amount and Form of Pre-Retirement Survivor Death Benefit

Subject to the following, the Participant’s Pre-Retirement Survivor Death Benefit shall be paid to the Participant’s Spouse or designated beneficiary in the form of an annuity for the Spouse’s or designated beneficiary’s life.  The amount of the monthly annuity shall be such that the present value of the Pre-Retirement Survivor Death Benefit shall be equal to the present value of the deceased Participant’s vested Accrued Benefit on his date of death.  Notwithstanding the above, if the Participant is married, the present value of the monthly annuity shall not be less than the present value of a Qualified Pre-Retirement Survivor Annuity.  If the Actuarial Equivalent present value of a Participant’s Pre-Retirement Survivor Death Benefit as of the Annuity Starting Date does not exceed $5,000, the method of distribution to the Participant’s Spouse or designated beneficiary shall be as a single cash distribution which is the Actuarial Equivalent of the Qualified Pre-Retirement Survivor Annuity.

7.3	Timing of Distribution

Distribution of a Participant’s Pre-Retirement Survivor Death Benefit shall commence as of the Annuity Starting Date of the Participant’s Spouse or designated beneficiary.  The Annuity Starting Date of the Participant’s Spouse or designated beneficiary shall be the earliest date which the Participant could have begun to receive benefits if he had survived (the first day of the month following the Participant’s death if the Participant had been eligible at the time of his death to begin receiving benefits).  Notwithstanding the above, (1) if the Participant’s Pre-Retirement Survivor Death Benefit is not payable in the form of a Qualified Pre-Retirement Death Benefit, then the Annuity Starting Date of the Participant’s designated beneficiary shall be the first day of the month coincident with or next following the Participant’s date of death, and (2) if the Actuarial Equivalent present value of his Pre-Retirement Survivor Death Benefit does not exceed $5,000, the Annuity Starting Date of the Participant’s designated beneficiary shall be the first day of the month coincident with or next following the Participant’s death.

7.4	Required Distribution

If a Participant’s Pre-Retirement Survivor Death Benefit is paid in the form of a single cash payment, the Participant’s entire Pre-Retirement Survivor Death Benefit shall be distributed to his designated beneficiary within five years of the Participant’s death.  If a Participant’s Pre-Retirement Survivor Death Benefit is distributed in the form of an annuity, distribution shall commence by the December 31 of the year after the year of the Participant’s death or, if later, in the case of a married Participant, the December 31 of the year the Participant would have attained age 70½.  Such Pre-Retirement Survivor Death Benefit must be distributed over a period not extending beyond the life expectancy of the Spouse or designated beneficiary.

ARTICLE VIII

DISTRIBUTION

8.1	Optional Forms of Benefits. The Participant may elect, subject to Section 8.7, to receive distribution of his Retirement Benefit by one of the following methods:

(a)
a Single Life Annuity - an annuity payable in equal monthly installments to the retired Participant for his life; the Single Life Annuity shall be the normal form of payment for a single (unmarried) Participant; or

(b)
a Qualified Joint and Survivor Annuity - an annuity payable in monthly installments to the Participant for his life and with fifty percent (50%) of the amount of such monthly installment payable after his death of the Participant to the Spouse of such Participant, if then living, for the life of such Spouse.  The benefit payable to the Participant and co-pensioner under this form of payment shall be the Actuarial Equivalent of the Single Life form of payment; or

(c)
a Single Life Annuity with a 60, 120, or 180 month period certain feature - an annuity payable in equal monthly installments to the retired Participant for his life, with 60, 120, or 180 monthly payments guaranteed.  The benefits payable shall be the Actuarial Equivalent of the Single Life form of payment; or

(d)
a Joint and Survivor Annuity for the life of the Participant with a survivor annuity for the life of the Participant’s named co-pensioner equal to 50 percent or 100 percent of the amount payable to the Participant.  The benefit payable to the Participant and co-pensioner under this form of payment shall be the Actuarial Equivalent of the Single Life form of payment; or

(e)
effective January 1, 2008, a Qualified Optional Survivor Annuity - an annuity payable in monthly installments to the Participant for his life and with seventy-five percent (75%) of the amount of such monthly installment payable after his death of the Participant to the Spouse of such Participant, if then living, for the life of such Spouse.  The benefit payable to the Participant and co-pensioner under this form of payment shall be the Actuarial Equivalent of the Single Life form of payment.

8.2	[RESERVED]

8.3	Timing of Distribution; Annuity Starting Date.

(a)
Distribution of a Participant’s Retirement Benefit shall commence as of his Annuity Starting Date.  A Participant’s Annuity Starting Date shall be the earliest of (a) the first day of the month coincident with or next following the day of the Participant’s Retirement, (b) the first day of the month coincident with or next following the Participant’s Normal Retirement Date if the Participant has a Separation from Service prior to that time, unless the Participant elects under Section 8.4 to commence to receive distribution prior to his Normal Retirement Date, and (c) effective for all Participants (except Participants that attained age 70½ after January 1, 1988 and before January 1, 2003, or Participants that are Five Percent Owners during the Plan Year ending with or within the calendar year in which they attain age 70½ or any subsequent Plan Year), the first day of April immediately following the calendar year in which the Participant retires or attains age 70½, whichever occurs later.  For Participants that attained age 70½ after January 1, 1988 and prior to January 1, 2003, and for Five Percent Owners as described above, the required beginning date of Plan benefits is April 1 of the calendar year following the calendar year in which the Participant attains age 70½.  In no event, unless the Participant elects otherwise, shall distribution of a Participant’s Vested Interest commence later than 60 days after the latest of the last day of the Plan Year in which occurs (i) the Participant’s Retirement, and (ii) the Participant’s attainment of age 65.

(b)
Notwithstanding the above, effective January 1, 2002, a Participant that has completed twenty years of Credited Service and attained age 70 who is an active Employee may elect (subject to the minimum distribution requirements of Sections 8.3(a) and 8.8) to commence benefits as of the first day of the month following attainment of age 70 or as of the first day of any month thereafter while an active Employee.  The calculation of the benefit payable to such a Participant that makes an election under this subsection shall be made in accordance with Section 5.6.  The first date for which benefits are payable due to an election under this subsection shall be considered the Participant’s Annuity Starting Date.

8.4
Election to Receive Distribution Before Normal Retirement Date.  A Participant who has a Separation from Service before his Normal Retirement Date may elect to have distribution of his Retirement Benefit commence before his Normal Retirement Date.  In that event, distribution shall commence as of the first day of any month following the election, but not prior to a Participant’s Early Retirement Date.

8.5	Qualified Joint and Survivor Annuity for Married Participants

(a)
Subject to subsection (b), a Participant who is married on his Annuity Starting Date shall receive distribution of his Retirement Benefit in the form of a Qualified Joint and Survivor Annuity, unless the Participant has previously waived his right to receive benefits in this form.  The waiver must be executed and consented to by the Participant’s Spouse in accordance with Section 8.7.  Both the Participant’s waiver and the Spouse’s consent must state the particular optional form of benefit to be distributed.  Alternatively, the Spouse’s consent may permit the Participant to elect any optional form of benefit available under the Plan.  Such a general consent must acknowledge that the Spouse has voluntarily relinquished rights to limit consent to a specific form of benefit.  A Participant’s waiver of a Qualified Joint and Survivor Annuity under this Section 8.5 may be revoked at any time before the Participant’s Annuity Starting Date and, once revoked, may be made again before that date.  A Spouse’s consent to the waiver once given may be revoked before the Annuity Starting Date.

(b)
In the case of a Participant (i) who is married for less than one year on his Annuity Starting Date, (ii) receives distribution of his Retirement Benefit in the form of a Qualified Joint and Survivor Annuity and (iii) does not remain married to his Spouse for at least one year, such Spouse shall lose all survivor rights.  In such event the Participant shall be entitled to receive distribution of his Retirement Benefit in any other form under Section 8.1.

8.6
Notification of Right to Waive Qualified Joint and Survivor Annuity.  Within the period beginning no earlier than 90 days, and no later than 30 days before the Participant’s Annuity Starting Date the Administrative Committee shall provide each Participant with a notice of the Participant’s right to elect to waive his right to receive distribution of his Retirement Benefit in the form of a Qualified Joint and Survivor Annuity.  The notice shall contain an explanation, in nontechnical language, of (a) the terms and conditions of the election and its effect upon the Participant’s Retirement Benefit (in terms of dollars per annuity payment), (b) the requirement that the Participant’s Spouse must consent to the election in accordance with Section 8.7, (c) the Participant’s right to revoke the election in the manner prescribed in regulations promulgated by the Secretary of the Treasury and (d) a general description of the eligibility conditions and other features of the optional forms of benefit under the Plan and sufficient information to explain the relative values of these optional forms of benefits.

The Annuity Starting Date may not occur before the expiration of the 30 day period beginning on the date a written explanation describing the terms of the Qualified Joint and Survivor Annuity is provided to the Participant; provided however that the Annuity Starting Date may be less than 30 days after receipt by the Participant of the written explanation provided: (a) the Participant has been provided with information that clearly indicates that the Participant has at least 30 days to consider whether to waive the Qualified Joint and Survivor Annuity; (b) the Participant is permitted to revoke any affirmative distribution election at least until the Annuity Starting Date or , if later, at any time prior to the expiration of the 7-day period that begins the day after the explanation of the Qualified Joint and Survivor Annuity is provided to the Participant; and (c) the Annuity Starting Date is a date after the date that the written explanation was provided to the Participant.

8.7
Spousal Consent.  A Participant’s waiver of a Qualified Joint and Survivor Annuity described in Section 8.6 shall be valid only if the Participant’s Spouse executes a written consent to that election acknowledging the effect of the election and the consent is witnessed by a notary public or Plan Administrator.  The Spouse’s consent is not required if (a) the Participant’s Spouse cannot be located or for such other circumstances as may be provided in regulations promulgated by the Secretary of the Treasury, (b) the Participant is legally separated from the Spouse or (c) the Participant has been abandoned by his or her Spouse (within the meaning of local law) and the Participant has a court order to that effect.  A Participant’s waiver of a Qualified Joint and Survivor Annuity shall be effective only with respect to the Spouse who consents to it as provided in this Section 8.7.

8.8	Minimum Distribution Requirements.

(a)
Notwithstanding any provision of this Plan to the contrary, all distributions under the Plan shall be made in accordance with Section 401(a)(9) of the Code and the regulations promulgated by the Secretary of the Treasury thereunder.

(b)
In the case of a Participant who is a Five Percent Owner, or a Participant that attains age 70½ prior to January 1, 2003, or a Participant that makes an election to commence benefits under Section 8.3(b), if such a Participant remains an Employee after attainment of age 70½ (or age 70 for a Participant electing under Section 8.3(b)) and has commenced to receive Retirement Benefits from the Plan, such Participant shall have such benefits increased as of the first day of each calendar year to reflect any additional Credited Service accrued during the Plan Year ending immediately before the first day of that calendar year.  If a Participant who is not a Five Percent Owner attains age 70½ after January 1, 2003, the Participant’s accrued benefit shall be actuarially increased in accordance with Appendix A to take into account the period after age 70½ in which the Participant is not receiving any benefits from the Plan.  The actuarial increase shall be provided for the period starting on April 1 following the calendar year in which the employee attains age 70½.  The actuarial increase described above will be provided even during the period when a valid benefit suspension is in place under ERISA Section 203(a)(3)(B).

(c)
If a Participant dies after the date his Retirement Benefit has commenced, the remaining portion, if any, of the Participant’s benefit shall be distributed to the Participant’s beneficiary at least as rapidly as it would have been distributed under the method of distribution in effect on the day of the Participant’s death.

(d)
If a Participant’s Retirement Benefit is distributed in the form of an annuity other than an annuity for the life of the Participant or an annuity for the joint lives of the Participant and the Participant’s Spouse or in installments and the Participant’s Beneficiary is other than the Participant’s Spouse, the distribution must satisfy the minimum distribution incidental benefit requirements under Section 1.401(a)(9)-2 of the Income Tax Regulations.

(e)
With respect to distributions under the Plan made in calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of section 401(a)(9) of the Internal Revenue Code in accordance with the regulations under section 401(a)(9) that were proposed in January 2001, notwithstanding any provision of the Plan to the contrary.  This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Code section 409(a)(9) or such other date specified in guidance published by the Internal Revenue Service.  This also applies to required distributions made under Article VII.

(f)	Minimum Distribution Rules Effective January 1, 2003.

(i)	Effective Date. The provisions of this Section 8.8(f) will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

(1)	Precedence. The requirements of this article will take precedence over any inconsistent provisions of the plan.

(2)
Requirements of Treasury Regulations Incorporated. All distributions required under this article will be determined and made in accordance with the Treasury regulations under section 401(a)(9) of the Internal Revenue Code.

(3)
TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this article, other than section (f)(i)(2) above, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the plan that relate to section 242(b)(2) of TEFRA.

(ii)	Timing and Manner of Distribution

(1)	Required Beginning Date. The participant's entire interest will be distributed, or begin to be distributed, to the participant no later than the participant's required beginning date.

(2)
Death of Participant Before Distributions Begin. If the participant dies before distributions begin, the participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

(A)
If the participant's surviving spouse is the participant's sole designated beneficiary, then, except as provided in the adoption agreement, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the participant died, or by December 31 of the calendar year in which the participant would have attained age 70 1/2, if later.

(B)
If the participant's surviving spouse is not the participant's sole designated beneficiary, then, except as provided in the adoption agreement, distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the participant died.

(C)
If there is no designated beneficiary as of September 30 of the year following the year of the participant's death, the participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the participant's death.

(D)
If the participant's surviving spouse is the participant's sole designated beneficiary and the surviving spouse dies after the participant but before distributions to the surviving spouse begin, this section (f)(ii)(2), other than section (f)(ii)(2)(A), will apply as if the surviving spouse were the participant.

For purposes of this section (f)(ii)(2) and section (f)(v), distributions are considered to begin on the participant's required beginning date (or, if section (f)(ii)(2)(D) applies, the date distributions are required to begin to the surviving spouse under section (f)(ii)(2)(A)). If annuity payments irrevocably commence to the participant before the participant's required beginning date (or to the participant's surviving spouse before the date distributions are required to begin to the surviving spouse under section (f)(ii)(2)(A), the date distributions are considered to begin is the date distributions actually commence.

(3)
Form of Distribution. Unless the participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with subsections f(iii), (iv) and (v). If the participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of section 401(a)(9) of the Code and the Treasury regulations. Any part of the participant's interest which is in the form of an individual account described in section 414(k) of the Code will be distributed in a manner satisfying the requirements of section 401(a)(9) of the Code and the Treasury regulations that apply to individual accounts.

(iii)	Determination of Amount to be Distributed Each Year.

(1)	General Annuity Requirements. If the participant's interest is paid in the form of annuity distributions under the plan, payments under the annuity will satisfy the following requirements:

(A)	the annuity distributions will be paid in periodic payments made at intervals not longer than one year;

(B)	the distribution period will be over a life (or lives) or over a period certain not longer than the period described in section (f)(iv) or (f)(v);

(C)	once payments have begun over a period certain, the period certain will not be changed even if the period certain is shorter than the maximum permitted;

(D)	payments will either be nonincreasing or increase only as follows:

(i)	by an annual percentage increase that does not exceed the annual percentage increase in a cost-of-living index that is based on prices of all items and issued by the Bureau of Labor Statistics;

(ii)
to the extent of the reduction in the amount of the participant's payments to provide for a survivor benefit upon death, but only if the beneficiary whose life was being used to determine the distribution period described in subsection (f)(iv) dies or is no longer the participant's beneficiary pursuant to a qualified domestic relations order within the meaning of section 414(p);

(iii)	to provide cash refunds of employee contributions upon the participant's death; or

(iv)	to pay increased benefits that result from a plan amendment.

(2)
Amount Required to be Distributed by Required Beginning Date. The amount that must be distributed on or before the participant's required beginning date (or, if the participant dies before distributions begin, the date distributions are required to begin under section (f)(ii)(2)(A) or (B)) is the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year. Payment intervals are the periods for which payments are received, e.g., bi-monthly, monthly, semi-annually, or annually. All of the participant's benefit accruals as of the last day of the first distribution calendar year will be included in the calculation of the amount of the annuity payments for payment intervals ending on or after the participant's required beginning date.

(3)
Additional Accruals After First Distribution Calendar Year. Any additional benefits accruing to the participant in a calendar year after the first distribution calendar year will be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues.

(iv)	Requirements For Annuity Distributions That Commence During Participant's Lifetime.

(1)
Joint Life Annuities Where the Beneficiary Is Not the Participant's Spouse. If the participant's interest is being distributed in the form of a joint and survivor annuity for the joint lives of the participant and a nonspouse beneficiary, annuity payments to be made on or after the participant's required beginning date to the designated beneficiary after the participant's death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the participant using the table set forth in Q&A-2 of section 1.401(a)(9)-6T of the Treasury regulations. If the form of distribution combines a joint and survivor annuity for the joint lives of the participant and a nonspouse beneficiary and a period certain annuity, the requirement in the preceding sentence will apply to annuity payments to be made to the designated beneficiary after the expiration of the period certain.

(2)	Period Certain Annuities. Unless the participant's spouse is the sole designated beneficiary and the form of distribution is a period certain and no life annuity, the period certain for an annuity distribution commencing during the participant's lifetime may not exceed the applicable distribution period for the participant under the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations for the calendar year that contains the annuity starting date. If the annuity starting date precedes the year in which the participant reaches age 70, the applicable distribution period for the participant is the distribution period for age 70 under the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations plus the excess of 70 over the age of the participant as of the participant's birthday in the year that contains the annuity starting date. If the participant's spouse is the participant's sole designated beneficiary and the form of distribution is a period certain and no life annuity, the period certain may not exceed the longer of the participant's applicable distribution period, as determined under this section (f)(iv)(2), or the joint life and last survivor expectancy of the participant and the participant's spouse as determined under the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the participant's and spouse's attained ages as of the participant's and spouse's birthdays in the calendar year that contains the annuity starting date.

(v)	Requirements For Minimum Distributions Where Participant Dies Before Date Distributions Begin.

(1)
Participant Survived by Designated Beneficiary. Except as provided in the adoption agreement, if the participant dies before the date distribution of his or her interest begins and there is a designated beneficiary, the participant's entire interest will be distributed, beginning no later than the time described in section (f)(ii)(2)(A) or (B), over the life of the designated beneficiary or over a period certain not exceeding:

(A)
unless the annuity starting date is before the first distribution calendar year, the life expectancy of the designated beneficiary determined using the beneficiary's age as of the beneficiary's birthday in the calendar year immediately following the calendar year of the participant's death; or

(B)
if the annuity starting date is before the first distribution calendar year, the life expectancy of the designated beneficiary determined using the beneficiary's age as of the beneficiary's birthday in the calendar year that contains the annuity starting date.

(2)
No Designated Beneficiary. If the participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the participant's death, distribution of the participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the participant's death.

(3)
Death of Surviving Spouse Before Distributions to Surviving Spouse Begin. If the participant dies before the date distribution of his or her interest begins, the participant's surviving spouse is the participant's sole designated beneficiary, and the surviving spouse dies before distributions to the surviving spouse begin, this section (f)(v) will apply as if the surviving spouse were the participant, except that the time by which distributions must begin will be determined without regard to section (f)(ii)(2)(A).

(vi)	Definitions.

(1)
Designated beneficiary. The individual who is designated as the beneficiary under section 15.1 of the plan and is the designated beneficiary under section 401(a)(9) of the Internal Revenue Code and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

(2)
Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the participant's required beginning date. For distributions beginning after the participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to section (f)(ii)(2).

(3)	Life expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

(4)	Required beginning date. The date specified in section 8.3 of the plan.

8.9	Direct Rollover

(a)
This Section applies to distributions made on or after January 1, 1993.  Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(b)	For purposes of this Section the following definitions shall apply:

(i)
An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and, except as provided under Code Sections 402(c)(2)(A) or (B) for distributions made after December 31, 2001, the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

(ii)
An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee’s eligible rollover distribution.

Effective for distributions made after December 31, 2001, an eligible retirement plan shall also mean an annuity contract described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.  The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in section 414(p) of the Code.

Effective January 1, 2008, “eligible retirement plan” shall include a Roth IRA to the extent permitted under the Pension Protection Act of 2006 and any guidance issued thereunder.

(iii)
A distributee includes an Employee or former Employee.  In addition, the Employee’s or former Employee’s surviving Spouse and the Employee’s or former Employee’s Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the Spouse or former Spouse.

(iv)	A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

8.10	Payments To Incompetents

If the Committee shall find that any person to whom a benefit is payable from the Trust Fund is unable to care for his affairs because of illness or accident, or is a minor, any payment due (unless a prior claim therefore shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the Spouse, a child, a parent, or a brother or sister, or to any person deemed by the Committee to have incurred expense for such person otherwise entitled to payment.  Any such payment shall be a complete discharge of any liability of the Company, the Administrator, the Committee, the Trustee, and the Fund therefore.

8.11
Lost Participant.  Neither the Administrator nor the Trustee shall be obligated to search for or ascertain the whereabouts of any Participant or Beneficiary (other than to write to the Participant at his last mailing address shown in the Plan Administrator’s records).  If a Participant or Beneficiary cannot be located, the Participant’s Retirement Benefit or Pre-Retirement Death Benefit shall be forfeited, but shall be reinstated (without interest) upon the Participant’s or Beneficiary’s claim for the benefit.

8.12	Deemed Cashouts

Notwithstanding any other provision contained herein, if a Participant separates from service and the Actuarial Equivalent present value of his vested Accrued Monthly Pension is zero, the Participant shall be deemed to have received a distribution of his vested Accrued Monthly Pension.

ARTICLE IX

LIMITATION ON BENEFITS

9.1	Definitions. The following definitions apply for purposes of Section 9.2:

(a)	Annual Benefit - shall mean a benefit which is payable annually in the form of a straight life annuity with no ancillary benefits.

(b)
Compensation - shall mean annual compensation, as defined in Regulation 1.415(2)(d)(l) of the Code, and effective for limitation years beginning on or after January 1, 1998, shall include (i) any elective deferral as defined in Code Section 402(g)(3) and (ii) any amount which is contributed or deferred by the Company at the election of an Employee which is not includible in gross income by reason of Code Section 125, or effective January 1, 2001, Code Section 132(f).

(c)
Defined Benefit Dollar Limitation - effective for limitation years ending after December 31, 2001, shall mean $160,000, as adjusted, effective January 1 of each year, under section 415(d) of the Code in such manner as the Secretary shall prescribe, and payable in the form of a straight life annuity.  A limitation as adjusted under section 415(d) will apply to limitation years ending with or within the calendar year for which the adjustment applies.

(d)
Maximum Permissible Benefit - effective for limitation years ending after December 31, 2001, shall mean the lesser of the defined benefit dollar limitation or the defined benefit compensation limitation (both adjusted where required, as provided in (i) and, if applicable, in (ii) or (iii) below).

(i)
If the Participant has fewer than 10 years of participation in the Plan, the defined benefit dollar limitation shall be multiplied by a fraction, (a) the numerator of which is the number of years (or part thereof) of participation in the Plan and (b) the denominator of which is 10.  In the case of a Participant who has fewer than 10 years of service with the employer, the defined benefit compensation limitation shall be multiplied by a fraction, (a) the numerator of which is the number of years (or part thereof) of service with the employer and (b) the denominator of which is 10.

(ii)
If the benefit of a Participant begins prior to age 62, the defined benefit dollar limitation applicable to the Participant at such earlier age is an annual benefit payable in the form of a straight life annuity beginning at the earlier age that is the actuarial equivalent of the defined benefit dollar limitation applicable to the Participant at age 62 (adjusted under (i) above, if required).  The defined benefit dollar limitation applicable at an age prior to age 62 is determined as the lesser of (a) the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using the interest rate and mortality table specified in the Plan for early retirement and (b) the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using a 5 percent interest rate and the applicable mortality table as defined in Appendix A of the Plan.  Any decrease in the defined benefit dollar limitation determined in accordance with this paragraph (ii) shall not reflect a mortality decrement if benefits are not forfeited upon the death of the Participant.  If any benefits are forfeited upon death, the full mortality decrement is taken into account.

(iii)
If the benefit of a Participant begins after the Participant attains age 65, the defined benefit dollar limitation applicable to the Participant at the later age is the annual benefit payable in the form of a straight life annuity beginning at the later age that is actuarially equivalent to the defined benefit dollar limitation applicable to the Participant at age 65 (adjusted under (i) above, if required). The actuarial equivalent of the defined benefit dollar limitation applicable at an age after age 65 is determined as (a) the lesser of the actuarial equivalent (at such age) of the defined benefit dollar limitation computed the interest rate and mortality table specified in the Plan for late retirement and (b) the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using a 5 percent interest rate assumption and the applicable mortality table as defined in Appendix A of the Plan.  For these purposes, mortality between age 65 and the age at which benefits commence shall be ignored.

(e)
Projected Annual Benefit - shall mean the annual benefit to which a Participant would be entitled under the terms of all Defined Benefit Plans if he had continued employment until his normal retirement date under such plans and if his compensation for the purpose of such plans had continued at the same rate.

9.2	Maximum Retirement Benefit Before December 31, 2001. Notwithstanding any other provisions of this Plan, for limitation years ending before December 31, 2001, the Maximum Retirement Benefit shall be:

(a)
Subject to Sections 9.2(b), (c), and (d), the Retirement Benefit of a Participant shall be reduced to the extent that it (plus, if applicable, the aggregate retirement benefit to which the Participant is entitled under all other Defined Benefit Plans in which he or she was a participant) exceeds the lesser of (1) $90,000 (or such higher amount as may be permitted under Section 415 (d) of the Code to reflect increases in the cost of living, and (2) 100 percent of the Participant’s average annual compensation during the three consecutive Plan Years in which the Participant received the greatest aggregate amount of annual compensation.  No reduction shall be required under this Section 9.2(a) in the case of a Participant who never participated in a defined contribution plan if the Participant’s

Retirement Benefit (plus, if applicable, the Participant’s retirement benefit under all other Defined Benefit Plans) does not exceed $10,000.

(b)	The following adjustments shall be made in applying the limitations of Sections 9.2(a) and 9.4.

(i)
If a Participant’s Retirement Benefit (or a retirement benefit to which the Participant is entitled under any other Defined Benefit Plan) is payable in a form other than an Annual Benefit, the Retirement Benefit shall be adjusted so that it is the Actuarial Equivalent of an Annual Benefit, except that the following shall not be taken into account: (A) any ancillary benefit that is not related to retirement income benefits and (B) the survivor annuity provided under the portion of any annuity that constitutes a Qualified Joint and Survivor Annuity (as defined in Section 417(b) of the Code).

Effective September 1, 1995, for purposes of adjusting any benefit for any form of payment subject to Code Section 417(e)(3), the interest rate assumption shall not be less than the greater of the applicable interest rate described in Appendix A(2)(b) or the rate described in Appendix A(1)(a).

(ii)	The dollar limitation set forth in Section 9.2(a)(i) shall be adjusted as follows:

(1)
If distribution of a Participant’s Retirement Benefit begins before the Participant’s Social Security retirement age as defined in Section 415(b)(8) of the Internal Revenue Code but on or after the Participant’s attainment of age 62 then the limitation shall be reduced by 5/9 of one percent for each of the first 36 months and 5/12 of one percent for each of the additional months (up to 24 months), if any, by which the benefits commenced before the month in which the Participant attains his or her Social Security retirement age.

(2)
If the distribution of a Participant’s Retirement Benefit begins before his or her attainment of age 62 then the limitation shall be reduced by (A) reducing the limitation to the applicable limit for benefits payable at age 62 in accordance with paragraph (i); and (B) then determining the Actuarial Equivalent of that amount at the Participant’s age at the time that the benefit commences.

(3)
If distribution of a Participant’s Retirement Benefit begins after the Participant’s Social Security retirement age, the limitation shall be increased (in accordance with regulations promulgated by the Secretary of the Treasury) so that it equals the amount of an Annual Benefit beginning at the time distribution of the

Participant’s Retirement Benefit begins, which is the Actuarial Equivalent of an Annual Benefit equal to the dollar limitation set forth in Section 9.2(a)(1) beginning at the Participant’s Social Security retirement age.

(iii)	In the case of a Participant with less than ten years of participation in the Plan or less than ten (10) years of Credited Service:

(1)
the dollar limitation set forth in Section 9.2(a)(i) shall be multiplied by a fraction the numerator of which is the aggregate number of the Participant’s years of participation in the Plan at the time the determination is made and the denominator of which is ten, and

(2)
the percentage limitation set forth in Section 9.2(a)(2) and the $10,000 minimum benefit referred to in the last sentence of Section 9.2(a) shall be multiplied by a fraction the numerator of which is the aggregate number of the years of the Participant’s Years of Service at the time the determination is made and the denominator of which is ten.

(iv)
For purposes of adjusting the Participant’s retirement benefit under Section 9.2(b)(i) or the dollar limitation under Section 9.2(b)(ii), the interest rate assumption shall be that set forth in the Appendix to this Plan subject to the limitations on interest rates of Section 415(b)(2)(E) of the Code, and the mortality decrement shall be ignored to the extent that a forfeiture does not occur at death.

(c)
The Retirement Benefit of a Participant who was a Participant before January 1, 1987 shall not be reduced under any other provisions of this Section 9.2 to the extent that it does not exceed the Participant’s Retirement Benefit accrued as of that date and determined in accordance with the requirements of Section 415 of the Code in effect on that date and without regard to amendments to the Plan after May 5, 1986.  The Retirement Benefit of a Participant who was a Participant before January 1, 1983 shall be similarly protected.

(d)
If a Participant is a participant in any Defined Contribution Plan for limitation years ending before the 2000 limitation year, the Participant’s Retirement Benefit shall be reduced to the extent that it causes the sum of the Participant’s Defined Benefit Plan Fraction and the Participant’s Defined Contribution Plan Fraction to exceed 1.0 for any Plan Year.

(e)
If Section 415 of the Code is amended, or if new regulations are promulgated by the Secretary of Treasury, the restrictions under this Section 9.2 shall be correspondingly modified without formal amendment to this Plan.

Incorporation by Reference

Notwithstanding anything contained in Section 9.1 and 9.2 to the contrary, the limitations, adjustments and other requirements prescribed in Section 9.1 and 9.2 shall at all times comply with the provisions of Code Section 415 and the Regulations thereunder.

9.3	Maximum Benefits After December 31, 2001. The following shall apply for limitation years ending after December 31, 2001.

(a)
Notwithstanding any provision of the Plan to the contrary, the maximum annual benefit payable to a Participant under the Plan in the form of a single life annuity, when added to any pension attributable to contributions of the Employer or a Participating Company provided to the Participant under any other qualified plan, shall be equal to the lesser of (1) $90,000 or any successor limitation ($160,000 effective for limitation years ending after December 31, 2001) in effect under Code Section 415(b)(1)(A), as adjusted from time to time under Code Section 415(d) (the ‘Defined Benefit Dollar Limitation’); or (2) 100% of the Participant’s (Employee’s for Plan Years commencing after December 31, 2005) high three years of average compensation as defined in Code Section 415(b)(3) and the regulations thereunder during the three consecutive calendar years of his service with the Employer or Participating Company affording the highest such average, or during all of the years of such service if less than three years (the ‘Compensation Limit’).

(b)
In the case of a Participant who has not been a Participant of the Plan for at least ten years, the Defined Benefit Dollar Limitation will be reduced by multiplying it by a fraction, the numerator of which is such Participant’s number of years (or part thereof) of Plan participation and the denominator of which is ten.  In the case of a Participant who has less than ten Years of Vesting Service, the Compensation Limit will be reduced by multiplying it by a fraction, the numerator of which is such Participant’s Years of Vesting Service (or part thereof) and the denominator of which is ten.

(c)
For purposes of applying Code Section 415(b) to a benefit that is not payable in the form of an annual straight life annuity within the meaning of Code Section 415(b)(2)(A) and that is not subject to Code Section 417(e)(3), the determination as to whether such a benefit satisfies the Code Section 415(b) limitations is made by comparing the equivalent annual benefit determined in Step 1 below with the lesser of the age-adjusted dollar limit determined in Step 2 below and the Code Section 415(b) compensation limitation described in Step 3 below.

Step 1:  Under Code Section 415(b)(2)(B), determine the annual benefit in the form of a straight life annuity commencing at the same age that is the Actuarial Equivalent to the Plan benefit.  In general, Code Sections 415(b)(2)(E)(i) and (v) require that the equivalent annual benefit be the greater of the equivalent annual benefit computed using the interest rate and mortality table, or tabular factor, specified in the Plan for actuarial equivalence for the particular form of benefit payable (plan rate and plan mortality table, or plan tabular factor, respectively) and the equivalent annual benefit computed using a five percent interest rate assumption and the applicable mortality table.  This step does not apply to a benefit that is not required to be converted to a straight life annuity pursuant to Code Section 415(b)(2)(B) (for example, a qualified joint and survivor annuity).

Step 2:  Under Code Section 415(b)(2)(C) or (D), determine the Defined Benefit Dollar Limitation that applies at the age the benefit is payable (age-adjusted dollar limit).  The age-adjusted dollar limit is the annual benefit that is the Actuarial Equivalent to an annual benefit equal to the Defined Benefit Dollar Limitation payable between age 62 and age 65.

If the benefit of a Participant begins prior to age 62, the Defined Benefit Dollar Limitation applicable to the Participant as such earlier age is an annual benefit payable in the form of a straight life annuity beginning at the earlier age that is the Actuarial Equivalent of the Defined Benefit Dollar Limitation to the Participant at age 62 (adjusted under (b) above, if required).  The Defined Benefit Dollar Limitation applicable at an age prior to age 62 is determined as the Actuarial Equivalent (at such age) of the Defined Benefit Dollar Limitation computed using a five percent interest rate and the applicable mortality table as defined in Appendix A of the Plan.  Any decrease in the Defined Benefit Dollar Limitation determined in accordance with this paragraph (c) shall not reflect a mortality decrement if benefits are not forfeited upon the death of the Participant.  If any benefits are forfeited upon the death, the full mortality decrement is taken into account.

If the benefit of a Participant begins after the Participant attains age 65, the Defined Benefit Dollar Limitation applicable to the Participant at the later age is the annual benefit payable in the form of a straight life annuity beginning at the later age that is the Actuarial Equivalent to the Defined Benefit Dollar Limitation applicable to the Participant at age 65 (adjusted under (b) above, if required).  The Actuarial Equivalent (at such age) of the Defined Benefit Dollar Limitation computed using a five percent interest rate assumption and the applicable mortality table as defined in Appendix A of the Plan.  For these purposes, mortality between age 65 and the age at which benefits commence shall be ignored.

Step 3:  Determine the Participant’s Code Section 415(b) Compensation Limit, as provided in Code Section 415(b)(3).

The plan does not satisfy the Code Section 415(b) limitations unless the equivalent annual benefit determined in Step 1 is no greater than the lesser of the age-adjusted dollar limit determined in Step 2 and the Code Section 415(b) Compensation Limit determined in Step 3.

(d)
For purposes of applying Code Section 415(b)(2)(B) to a benefit that is payable in a form subject to Code Section 417(e)(3), the determination of the equivalent annual benefit is the same as in Step 1 of subsection (c) above, except that, under Code Section 415(b)(2)(E)(ii):

(i)	For the 2001, 2002 and 2003 Plan Years, the applicable interest rate under Code Section 417(e)(3) is substituted for the 5% interest rate under Code Section 415(b)(2)(E)(ii).

(ii)	For the 2004 and 2005 Plan Years, five and one-half percent (5.5%) is substituted for the five percent interest rate under Code Section 415(b)(2)(E)(ii).

(iii)
For all Plan Years commencing after December 31, 2005, the interest rate is the greater of (A) 5.5% or (B) an interest rate that provides a benefit of not more than 105% of the benefit that would be provided if the Plan used the applicable interest rate under Code Section 417(e)(3).

Thus, the equivalent annual benefit must be the greater of the equivalent annual benefit computed using the plan rate and plan mortality table (or plan tabular factor) and the equivalent annual benefit computed using the interest rate assumptions set forth above and the applicable mortality table.

Notwithstanding anything to the contrary in the Plan, the Plan shall comply with the final regulations issued under Code Section 415 effective as of the first limitation year beginning after January 1, 2008.

9.4	Restrictions on 25 Highest Paid Employees

(a)
Benefits distributed to any of the twenty-five (25) most highly compensated active and highly compensated former employees with the greatest compensation in the current or prior year are restricted such that the monthly payments are no greater than an amount equal to the monthly payment that would be made on behalf of such individual under a straight life annuity that is the Actuarial Equivalent of the sum of the individual’s Accrued Monthly Pension, the individual’s other benefits under the Plan (other than a social security supplement within the meaning of Regulation 1.411(a)-7(c)(4)(ii)), and the amount the individual is entitled to receive under a social security supplement.  However, the limitation of this Section 9.4 shall not apply if:

(i)	after payment of the benefit to an individual described above, the value of Plan assets equals or exceeds 110 percent of the value of current liabilities, as defined in Code Section 412(1)(7);

(ii)	the value of the benefits payable under the Plan to an individual described above is not less than 1 percent of the value of current liabilities before distribution; or

(iii)	the value of the benefits payable under the Plan to an individual described above does not exceed $5,000.

(b)
For purposes of this Section, benefit includes any periodic income, any withdrawal values payable to a living Participant, and any death benefits not provided for by insurance on the individual’s life.

(c)
An individual’s otherwise restricted benefit may be distributed in full to the affected individual if, prior to receipt of the restricted amount, the individual enters into a written agreement with the Administrator to secure repayment to the Plan of the restricted amount.  The restricted amount is the excess of the amounts distributed to the individual (accumulated with reasonable interest) over the amounts that could have been distributed to the individual under the straight life annuity described above (accumulated with reasonable interest).  The individual may secure repayment of the restricted amount upon distribution by:

(i)	entering into an agreement for promptly depositing into escrow with an acceptable depositary, property having a fair market value equal to at least 125 percent of the restricted amount;

(ii)	providing a bank letter of credit in an amount equal to at least 100 percent of the restricted amount; or

(iii)	posting a bond equal to at least 100 percent of the restricted amount. The bond must be furnished by an insurance company, bonding company or other surety for federal bonds.

(d)
The escrow agreement may permit an individual to withdraw from escrow amounts in excess of 125 percent of the restricted amount.  If the market value of the property in an escrow account falls below 110 percent of the remaining restricted amount, the individual must deposit additional property to bring the value of the property held by the depositary up to 125 percent of the restricted amount.  The escrow arrangement may provide that the individual has the right to receive any income from the property placed in escrow, subject to the individual’s obligation to deposit additional property, as set forth in the preceding sentence.

(e)	A surety or bank may release any liability on a bond or letter of credit in excess of 100 percent of the restricted amount.

(f)
If the Administrator certifies to the depositary, surety or bank that the individual (or the individual’s estate) is no longer obligated to repay any restricted amount, a depositary may deliver to the individual any property held under an escrow arrangement, and a surety or bank may release any liability or an individual’s bond or letter of credit.

(g)	Notwithstanding the foregoing, with respect to Plan Years beginning prior to January 1, 1989, compliance with the Plan and Regulations then in effect shall be deemed compliance with this Section 9.4.

ARTICLE X

FUNDING

10.1
Contributions to the Fund.  The benefits provided under the Plan shall be financed exclusively by contributions made from time to time to the Trustees by the Company and by the Fund created thereby.  Subject to the provisions of applicable law, the liability of the Company under the Plan shall be limited to the contributions determined by the Company from time to time in accordance with the advice and counsel of the Actuary.  The Company’s liability for Plan payments shall be limited to making contributions into the Fund in order to maintain the funding standard account set forth in Section 412 of the Internal Revenue Code.  The funding policy applicable to the Fund shall be established by the Committee and reviewed from time to time.

10.2
Use of Contributions to the Fund.  The contributions deposited under the terms of this Plan shall constitute the Fund held for the benefit of Participants, former Employees, and their eligible survivors under and in accordance with this Plan.  No part of the corpus or income of the Fund shall be used for or diverted to purposes other than exclusively for the benefit of such Participants, former Employees, and their eligible survivors and for necessary administrative costs; provided, however, that, in the event of the termination of the Plan and after all fixed and contingent liability, as defined under the Code and ERISA, shall have been satisfied and, upon receipt of the necessary approvals from the Pension Benefit Guaranty Corporation, any remaining funds attributable to contributions by the Company shall revert to the Company; and further provided that, in the case of a contribution (a) made by the Company as a mistake of fact, or (b) for which a tax deduction is disallowed, in whole or in part, by the Internal Revenue Service, the Company shall be entitled to a refund of said contributions (i) within one year after payment of a contribution is made as a mistake of fact, or (ii) within one year after disallowance, to the extent of such disallowance, as the case may be.

10.3	Forfeitures. Forfeitures and other actuarial gains shall not be applied to increase the benefits of any Participant, but shall reduce the contributions of the Participating Company hereunder.

ARTICLE XI

ADMINISTRATION

11.1
Committee.  The Company is plan administrator with full discretionary authority to interpret the Plan, find facts relating to the Plan, and apply the Plan as such to the facts.  The Board of Directors of the Company may appoint a Committee consisting of not less than two persons to act on behalf of the Company with full discretionary authority to control and manage the operation of, and administer, the Plan.  The Committee members may, but need not be, employees of the Company and shall serve at the pleasure of the Board of Directors of the Company.  They shall be entitled to reimbursement of expenses, but those members of the Committee who are also employees of the Company shall be entitled to no compensation for their service on the Committee.  Any reimbursement of expenses of the Committee members shall be paid directly by the Company.  Vacancies on the Committee shall be filled by the Board of Directors of the Company.  Such Committee shall be responsible for the general administration of the Plan under the policy guidance of the Company.

11.2	Duties and Powers of the Committee. In addition to the duties and powers described elsewhere hereunder, the Committee shall have the following specific duties and powers:

(a)
to retain such consultants, accountants, attorneys, and Actuaries as deemed necessary or desirable to render statements, reports, and advice with respect to the Plan and to assist the Committee in complying with all applicable rules and regulations affecting the Plan; any consultants, accountants, attorneys, and Actuaries may be the same as those retained by the Company;

(b)	to decide appeals under Article XIII;

(c)	to establish a funding policy consistent with the objectives of the Plan;

(d)	to enact uniform and nondiscriminatory rules and regulations to carry out the provisions of the Plan;

(e)	to resolve questions or disputes relating to eligibility for benefits or the amount of benefits under the Plan;

(f)	to interpret the provisions of the Plan;

(g)	to determine whether any domestic relations order received by the Plan is a qualified domestic relations order, as provided in Section 414(p) of the Code;

(h)	to evaluate administrative procedures; and

(i)	to delegate such duties and powers as the Committee shall determine from time to time to any person or persons, including the Administrator.

11.3
Functioning of Committee.  The Committee and those persons or entities to whom the Committee has delegated responsibilities shall keep accurate records and minutes of meetings, interpretations and decisions.  Any Employee may examine records pertaining directly to him.  The Committee shall elect a chairman and a secretary from its membership.  The Committee shall act by majority vote of the members, and such action shall be evidenced by a written document.

11.4
Indemnification.  Each member of the Committee, and any other person who is an employee or director of the Company, shall be indemnified by the Company against expenses (other than amounts paid in settlement to which the Company does not consent) reasonably incurred by him in connection with any action to which he may be a party by reason of his performance of administrative functions and duties under the Plan, except in relation to matters as to which he shall be adjudged in such action to be personally guilty of negligence or willful misconduct in the performance of his duties.  The foregoing right to indemnification shall be in addition to such other rights as the Committee member, or other person may enjoy as a matter of law or by reason of insurance coverage of any kind.  Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification to which the Committee member, or other person may be entitled pursuant to the by-laws of the Company.

11.5
The Trustee.  The Trustee shall be the named fiduciary with respect to the management and control of Plan assets held by it, and shall have exclusive authority to hold, manage and administer the Trust Fund in accordance with the terms of the Trust Agreement entered into between the Company and the Trustee except to the extent that authority to manage certain assets held by the Trust is delegated by the Administrative Committee to an Investment Manager pursuant to the terms of the Trust Agreement.  The Trustee may designate agents or others to carry out certain of the administrative responsibilities in connection with the management of the Trust.

11.6
The Trust Fund.  The Trust Fund shall be used to pay benefits as provided in the Plan and for the payment of expenses relating to the Plan except to the extent that such expenses are paid by the Employers.  For all other purposes, including investment management and custodial functions, the Trust Fund held under this Plan may be commingled with the Trust Fund or Funds held under any other pensions plan or plans of the Company.  Prior to the satisfaction of all rights of Participants and Beneficiaries under the Plan, no part of the principal or income of the Trust Fund shall be used or diverted to purposes other than those provided in the Plan, and no part thereof shall revert to the Employers except after satisfaction of all liabilities of the Plan.

ARTICLE XII

MANAGEMENT OF TRUST FUND

12.1
The Trust Fund.  The Trust Fund shall be held in trust by the Trustee appointed from time to time (before or after termination of the Plan) by the Administrative Committee and shall he evidenced by a Trust Agreement between the Company and the Trustee, a copy of which shall be filed with the Administrative Committee.

12.2
Exclusive Benefit.  The Trust Agreement must contain a provision that it shall be impossible at any time prior to the satisfaction of all liabilities with respect to Participants or Beneficiaries thereof under the Trust, for any part of the corpus or income to be used for purposes other than for the exclusive benefit of Participants or Beneficiaries and paying the reasonable expenses of the Plan and of the Trust, provided that nothing herein shall be deemed to prevent the return of any employer contribution (1) resulting from a mistake of fact, or (2) conditioned upon deductibility under Section 404 of the Code, within one year after the date of (i) payment of the contribution, or (ii) the disallowance of the contribution, respectively.

12.3
Trustee’s Reports.  As soon as practicable after each Plan Year, the Trustee shall submit to the Administrative Committee an appropriate report stating the net value of the Trust Fund as of the end of the Plan Year and containing such other information relating to the Trust Fund as the Administrative Committee from time to time may request.

12.4	Trust Agreement. The Trust Agreement shall be a part of this Plan and any rights or benefits under this Plan shall be subject to all the terms and provisions of the Trust Agreement.

12.5
Expenses.  All expenses incurred in the administration of the Plan shall be paid for by the Trust Fund to the extent not paid by the Company.  Such expenses include any expenses incident to the administration of the Plan including, but not limited to, fees of accountants, counsel and other specialist.

ARTICLE XIII

BENEFIT CLAIMS PROCEDURE

13.1	Claims Procedures. Effective January 1, 2002, the following claims procedures will be in effect:

(a)       Timing of Notification of Benefit Determination

A claim for benefits shall be made in writing to the Administrator or Committee, as applicable.

The Administrator (or Committee, if appointed) shall notify the claimant of an adverse benefit determination within a reasonable period of time, but not later than 90 days after receipt of the claim by the Plan, unless it determines that special circumstances require an extension of time for processing the claim.  If the Administrator (or Committee, if applicable) determines that an extension of time for processing is required, written notice of the extension shall be furnished to the claimant within the initial 90-day period.  In no event shall such extension exceed a period of 90 days from the end of such initial period.  The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the benefit determination.

(b)       Manner and Content of Benefit Determinations

The Administrator (or Committee, if applicable) shall provide a claimant with written or electronic notification of any adverse benefit determination.  Any electronic notification shall comply with the standards imposed by 29 CFR 2520-104b-1(c)(1)(i), (iii) and (iv).  The notification shall set forth, in a manner calculated to be understood by the claimant:

(i)	The specific reason or reasons for the adverse determination.

(ii)	Reference to the specific Plan provisions on which the determination is based.

(iii)	A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary.

(iv)
A description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under section 502(a) of the Act following an adverse benefit determination on review.

(c)       Appeal of Adverse Benefit Determination

In order to provide a claimant with the opportunity for a full and fair review of a claim and adverse benefit determination:

(i)	A claimant has at least 60 days following receipt of a notification of an adverse benefit determination within which to appeal the determination.

(ii)	A claimant may submit written comments, documents, records and other information relating to the claim for benefits

(iii)
A claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits.  A document, record or other information shall be considered “relevant” to a claimant’s claim if such document, record or other information:

(A)	was relied upon in making the benefit determination;

(B)	was submitted, considered or generated in the course of making the benefit determination, without regard to whether such document or record was relied upon in making the benefit determination; or

(C)	demonstrates compliance with the administrative processes and safeguards required by the Department of Labor’s regulations in making the benefit determination.

(iv)
The review will take into account all comments, documents, records and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(d)       Timing of Notification of Benefit Determination on Review

The Administrator (or Committee, as applicable) shall notify a claimant of the Plan’s benefit determination on review within a reasonable period of time, but not later than 60 days after receipt of the claimant’s request for review by the Plan, unless it determines that special circumstances (such as the need to hold a hearing) require an extension of time for processing the claim.  If an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 60-day period.  In no event shall such extension exceed a period of 60 days from the end of the initial period.  The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination on review.

When the Committee is making the determination on review, if it holds regularly scheduled meetings at least quarterly, the paragraph above shall not apply, and the Committee shall instead make a benefit determination no later than the date of the meeting of the Committee that immediately follows the Plan’s receipt of a request for review, unless the request for review is filed within 30 days preceding the date of such meeting.  In such case, a benefit determination may be made by no later than the date of the second meeting following the Plan's receipt of the request for review.  If special circumstances require a further extension of time for processing, a benefit determination shall be rendered not later than the third meeting of the Committee following the Plan's receipt of the request for review.  If such an extension of time for review is required because of special circumstances, the Committee shall provide the claimant with written notice of the extension, describing the special circumstances and the date as of which the benefit determination will be made, prior to the commencement of the extension.  The Committee shall notify the claimant of the benefit determination as soon as possible, but not later than 5 days after the benefit determination is made.

The period of time within which a benefit determination on review is required to be made shall begin at the time an appeal is filed in accordance with the Plan procedures, without regard to whether all the information necessary to make a benefit determination on review accompanies the filing.  In the event that a period of time is extended due to a claimant’s failure to submit information necessary to decide a claim, the period for making the benefit determination on review shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information.

(e)       Manner and Content of Notification of Benefit Determination on Review

The Administrator (or Committee as applicable) shall provide a claimant with written or electronic notification of a plan's benefit determination on review.  Any electronic notification shall comply with the standards imposed by 29 CFR 2520.104b-1(c)(1)(i) , (iii), and (iv).  In the case of an adverse benefit determination, the notification shall set forth, in a manner calculated to be understood by the claimant:

(i)	The specific reason or reasons for the adverse determination.

(ii)	Reference to the specific Plan provisions on which the benefit determination is based.

(iii)
A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant's claim for benefits.

(iv)
A statement describing any voluntary appeal procedures offered by the Plan and the claimant's right to obtain the information about such procedures described in paragraph (c)(3)(iv) of this section, and a statement of the claimant's right to bring an action under section 502(a) of ERISA.

In the case of an adverse benefit determination on review, the Administrator (or Committee, as applicable) shall provide such access to, and copies of, documents, records, and other information described above, as appropriate.

(f)        Failure to Follow Claims Procedures

In the case of the failure of the Plan to follow the claims procedures, the claimant shall be deemed to have exhausted the administrative remedies under the Plan and shall be entitled to pursue any available remedies under section 502(a) of ERISA.

13.2
Committee Determination Binding.  The Administrator (or Committee, if applicable) shall have the right to decide, in their sole and exclusive discretion, all questions respecting the interpretation, application, or administration of the rules of eligibility for the benefits or services furnished by the Plan and such decisions shall be conclusive and binding upon all Participants, dependents and beneficiaries.

ARTICLE XIV

NON-ALIENATION OF BENEFITS

14.1
Non-Alienation.  Subject to Section 14.2, any benefits under or interests in this Plan shall not be assignable or subject to alienation, hypothecation, garnishment, attachment, execution or levy of any kind.  Any action in violation of this provision shall be void.

14.2
Qualified Domestic Relations Orders.  Section 13.1 shall not apply to the creation, assignment or recognition of a right to the Retirement Benefit of a Participant pursuant to a Qualified Domestic Relations Order.  The Administrative Committee shall establish reasonable procedures for determining whether a domestic relations order is a Qualified Domestic Relations Order and for administering distributions under such order.

ARTICLE XV

DESIGNATION OF BENEFICIARY

15.1	Beneficiary Designation.

(a)	The designation of a beneficiary under a joint and survivor annuity shall be fixed and may not be changed on or after benefit payments commence.

(b)	The designation of a beneficiary to receive any remainder of a guaranteed number of payments may be made or changed until the date on which the guaranteed period has expired.

(c)
Subject to Subsections (a) and (b) and to the provisions set forth above relating to the rights of Spouses to survivor benefit payments, each Participant shall have the right at any time to designate or to change the previous designation of the beneficiary or beneficiaries who shall receive benefits, if any, after his death by executing and filing with the Committee a form prescribed by the Committee.  No designation, revocation, or change of beneficiaries shall be valid and effective unless and until filed with the Committee.  If no designation is made, or if all of the beneficiaries named in such designation predeceases the Participant or cannot be located by the Committee, the interest, if any, of the deceased Participant shall be paid to the surviving relatives of the Participant in the first surviving class in the schedule set forth as follows: (i) Spouse, (ii) lineal descendants (including stepchildren and adopted persons), (iii) parents equally, and (iv) the Participant’s estate.

15.2
Effective Date of Designation.  Any designation or revocation of a designation of a Beneficiary shall become effective when actually received by the Administrative Committee but shall not affect any distribution previously made pursuant to a prior designation.

ARTICLE XVI

AMENDMENT AND TERMINATION

16.1
Power of Amendment and Termination.  It is the intention of the Company that this Plan will be permanent.  However, the Company reserves the right to terminate its participation in this Plan at any time by action of its board of directors or other governing body.  Furthermore, the Company reserves the power to amend or terminate the Plan at any time by action of the Board of Directors.  Each amendment to the Plan will be binding on the Company.

16.2	Limitation on Amendment.

(a)
Except as expressly provided elsewhere in the Plan, prior to the satisfaction of all liabilities with respect to the benefits provided under this Plan, no such amendment or termination shall cause any part of the monies contributed hereunder to revert to the Company or to be diverted to any purpose other than for the exclusive benefit of Participants and their beneficiaries.  No amendment shall have the effect of retroactively depriving Participants of benefits already accrued under the Plan.  Any amendment shall become effective as of the date designated by the Board of Directors.

(b)
Except as permitted by Regulations, no Plan amendment or transaction having the effect of a Plan amendment (such as a merger, plan transfer or similar transaction) shall be effective to the extent it eliminates or reduces any “Section 411(d) (6) protected benefit” or adds or modifies conditions relating to “Section 411(d) (6) protected benefits” the result of which is a further restriction on such benefit unless such protected benefits are preserved with respect to benefits accrued as of the later of the adoption date or effective date of the amendment.  “Section 411(d) (6) protected benefits” are benefits described in Code Section 411(d)(6)(A), early retirement benefits and retirement-type subsidies, and optional forms of benefits.

(c)
If this Plan is amended and an effect of such amendment is to increase current liability (as defined in Code Section 401(a) (29) (E)) under the Plan for a Plan Year, and the funded current liability percentage of the Plan for the plan Year in which the amendment takes effect is less than sixty percent (60%), including the amount of the unfunded current liability under the Plan attributable to the amendment, the amendment shall not take effect until the Employer (or any member of a controlled group which includes the Employer) provides security to the Plan.  The form and amount of such security shall satisfy the requirements of Code Section 401(a) (29) (B) and (C).  Such security may be released provided the requirements of Code Section 401(a) (29) (D) are satisfied.

16.3
Amendment to Vesting Provision.  If the vesting provisions set forth in Article VI are amended, any Participant who, as of the effective day of the amendment had been credited with three or more years of Vesting Service may irrevocably elect to have his nonforfeitable interest computed without regard to the amendment.  Notice of the amendment and the availability of the election shall be given to each such Participant, and the election may be exercised by the Participant by notice to the Administrative Committee within 60 days after the later of (a) the Participant’s receipt of the notice, (b) the day the amendment is adopted or (c) the effective date of the amendment.

16.4
Amendment to Maintain Qualified Status.  Notwithstanding anything to the contrary in Section 16.2, the Board, in its discretion, may make any modifications or amendments to the Plan, retroactively or prospectively, which it deems appropriate to establish or maintain the Plan and the Trust Agreement as a qualified employees’ plan and trust under Section 401 and 501 of the Code.

16.5
Disposition on Termination.  In the event of the termination or partial termination of the Plan, as defined in the Code, the interest of each affected Participant who would not have a non-forfeitable right to one hundred percent (100%) of his Accrued Benefit if his employment terminated on the date of the termination or partial termination of the Plan shall become non-forfeitable; however, in the event of such a termination, each Participant and beneficiary shall have recourse toward satisfaction of his non-forfeitable rights to his pension only from Plan assets or from the Pension Benefit Guaranty Corporation to the extent that it guarantees benefits.

The amount of the Fund shall be determined and, after providing for expenses incident to termination and liquidation, the remaining assets of such Fund shall be allocated in accordance with Section 4044 of ERISA for the purpose of paying benefits proportionately among each of the priority groups described below in the following order of precedence:

(a)
to provide benefits to retired Participants and beneficiaries who began receiving benefits at least three years before the Plan termination (including those benefits which would have been received for at least three years if the Participant had retired that long ago), based on Plan provisions in effect five years prior to termination during which period such benefit would be the least; provided that the lowest benefit in pay status during a three-year period shall be considered the benefit in pay status for such period;

(b)	to provide all other Accrued Benefits guaranteed by Federal law;

(c)	to provide all other vested Accrued Benefits;

(d)	to provide all remaining non-vested Accrued Benefits.

If the assets available for allocation under any priority group (other than as provided in priority groups (c) and (d)) are insufficient to satisfy in full the Accrued Benefits of all Participants and beneficiaries, the assets shall be allocated pro rata among such Participants and beneficiaries on the basis of the present value of their respective benefits (as of the termination date).  The foregoing payments and payments in the event assets are insufficient to pay the Accrued Benefits provided in priority groups (c) and (d) will be paid in accordance with regulations prescribed by the Pension Benefit Guaranty Corporation.  The procedure for allocation of assets upon termination of the Plan will be carried out in an appropriate manner as to prevent the Plan from being deemed disqualified by the Internal Revenue Service.

In the event all Accrued Benefits described above have been fully funded, any remaining funds will revert to the Company.

Notwithstanding any other provision in this Section, if any of the provisions of this Section conflicts with ERISA and regulations thereunder, then ERISA and its regulations shall control.

16.6
Merger, Consolidation, or Transfer.  In case of any merger or consolidation with, or transfer of assets or liabilities to any other plan, as provided in the Code, the benefit of any Participant or beneficiary immediately after such merger, consolidation, or transfer (if the Plan had then terminated) shall be at least equal to the benefit such Participant or beneficiary would have received immediately before such merger, consolidation, or transfer (if the Plan had then terminated).

Plant Shutdown.  Effective December 31, 1996 the Systems Division was shut down.  Certain employees were covered by the Met-Pro Corporation Negotiated Pension Plan.  The Met-Pro Corporation Negotiated Pension Plan is merged into this Plan effective June 1, 1997.  In the event of a termination or partial termination or spin-off of this Plan occurring on or prior to May 31, 2002, the allocation of assets of the Plan pursuant to this Article XVI shall be made in such a manner as to give effect to any special schedule of benefits which is required, pursuant to regulations issued under Section 414(l) of the Internal Revenue Code, to be created as a result of the merger of the Met-Pro Corporation Negotiated Pension Plan into this Plan which merger was effective as of June 1, 1997.

ARTICLE XVII

TOP-HEAVY PROVISIONS

17.1	The following definitions apply for purposes of this Article XVII:

(a)
Average Compensation - a Participant’s average annual compensation (as defined in Regulation 1.415-2(d)(1) of the Code) during the five consecutive Plan Years in which the Participant received the greatest compensation, taking into account only Plan Years (1) during which he was a Participant, (2) with respect to which the Participant was credited with a year of Vesting Service and (3) ending no later than the last day of the last Plan Year in which the Plan was a Top Heavy Plan.

(b)
Determination Date - with respect to any plan year of the Plan, a Defined Benefit Plan or a Defined Contribution Plan, the last day of the preceding plan year (or in the case of the first plan year of a plan the last day of that plan year).

(c)
Key Employee - effective for Plan Years beginning after December 31, 2001, means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the employer having annual compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the employer, or a 1-percent owner of the employer having annual compensation of more than $150,000.  For this purpose, annual compensation means compensation within the meaning of section 415(c)(3) of the Code.  The determination of who is a key employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(d)
Permissive Aggregation Group of Plans - a group of employee benefit plans including a Required Aggregation Group of Plans and any other Defined Benefit Plans or Defined Contribution Plans which when considered as a group meets the requirements of Sections 401(a)(4) and 410 of the Code.

(e)
Required Aggregation Group of Plans - a group of employee benefit plans including each Defined Benefit Plan and Defined Contribution Plan (a) in which any Key Employee is or was a Participant or (b) which enables a plan described in clause (a) to meet the requirements of Section 401(a)(4) or Section 410 of the Code.  Plans that have terminated within the last five (5) years of the determination date shall be included in the definition of Required Aggregation Group of Plans.

(f)
Top Heavy Fraction means (a) with respect to the Plan, a fraction for a Plan Year the numerator of which is the aggregate of the present values of the accrued benefits as of a Determination Date of all Participants who are Key Employees and the denominator of which is the aggregate of the present values of the accrued benefits as of a Determination Date of all Participants or (b) with respect to a Required Aggregation Group of Plans or a Permissive Aggregation Group of Plans a fraction (A) the numerator of which is the sum of (i) the aggregate of the present values of the accrued benefits as of the applicable Determination Date of all Participants who are Key Employees under all defined benefit plans included in that group and (ii) the aggregate credit balances as of the applicable Determination Date in the accounts of all Participants who are Key Employees under all defined contribution plans included in the group and (B) the denominator of which is the sum of (i) the aggregate of the present values of the accrued benefits as of the applicable Determination Date of all Participants under all defined benefit plans included in the Group and (ii) the aggregate credit balances as of the applicable Determination Date in the accounts of all Participants under all defined contribution plans included in the group.

In computing a Top Heavy Fraction for a Plan Year, the following rules shall apply: (a) the present value of accrued benefits as of a Determination Date under each defined benefit plan and the aggregate account balances as of a Determination Date under each defined contribution plan shall be increased by the aggregate distributions made from that plan to Participants during the five year period ending on the Determination Date, (b) the accrued benefit under any defined benefit plan and the account balance under any defined contribution plan of a Participant who has not performed services for an Employer at any time during the five-year period ending on the Determination Date shall be disregarded, (c) the present value of accrued benefits under a defined benefit plan as of a Determination Date and the credit balance under a defined contribution plan shall be determined as of that plan’s valuation date which occurs during the 12-month period ending on the Determination Date, (d) in the case of a Required Aggregation Group or a Permissive Aggregation Group, the Determination Date of each Plan included in the group shall be the Determination Date that occurs in the same calendar year as the Determination Date of the Plan, (e) in the case of a Required Aggregation Group or a Permissive Aggregation Group, in determining the present value of accrued benefits the actuarial assumptions set forth for this Plan shall be used for all defined benefit plans, and (f) in the case of a Required Aggregation Group or Permissive Aggregation Group the present value of the accrued benefits under all defined benefit plans of Participants other than Key Employees shall he determined based upon the method used uniformly for accrual purposes for all defined benefit plans but if there is no uniform method, based upon the benefit accrual rate which does not exceed the slowest accrual rate permitted under the fractional accrual rule of Section 411(b)(l)(C) of the Internal Revenue Code.

Notwithstanding the above, effective for Plan Years beginning after December 31, 2001, the following shall apply:

(1)
Distributions during year ending on the determination date.  The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under section 416(g)(2) of the Code during the 1-year period ending on the determination date.  The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under section 416(g)(2)(A)(i) of the Code.  In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

(2)
Employees not performing services during year ending on the determination date.  The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account.

(g)
Top Heavy Plan - the Plan for any Plan Year if the Top Heavy Fraction for that Plan Year exceeds 60 percent (a) for the Plan, if the Plan is not part of a Required Aggregation Group of Plans, (b) for the Required Aggregation Group of Plans, if the Plan is part of a Required Aggregation Group of Plans, or (c) for the Permissive Aggregation Group of Plans, if the Plan is part of a Permissive Aggregation Group of Plans and a Required Aggregation Group of Plans.

17.2	When Top Heavy Provisions Apply. Notwithstanding any other provision of this Plan, the provisions of this Article XVII shall apply with respect to any Plan Year for which the Plan is a Top Heavy Plan.

17.3
Minimum Benefit.  Subject to Article IX, upon the retirement or termination of employment of a Participant who is not a Key Employee, the Participant’s retirement benefit shall be equal to the greater of (a) the Retirement Benefit that otherwise would be determined for the Participant under Article V if no effect were given to this Article XVII and (b) the product of 2 percent of the Participant’s Average Compensation and the number of years of his or her Years of Service (not in excess of 10) credited with respect to Plan Years in which the Plan is a Top Heavy Plan and he or she is a Participant.  For purposes of determining a Participant’s Retirement Benefit under this Section 17.3, it shall be assumed that payment of the Retirement Benefit shall be in the form of a straight life annuity without ancillary benefits, commencing on the Participant’s Normal Retirement Date.  If a Participant who is not a Key Employee participates in both a defined benefit and defined contribution Plan, the Company is not required to provide such Participant both the minimum benefit and the minimum contribution. In such event, the Participant shall receive the benefit described in this Section.

The retirement benefit determined under this Section 17.3 shall apply even though as a result of other Plan provisions a Participant who is not a Key Employee would not otherwise have been entitled to have received a benefit or would have received a lesser benefit because (i) he or she failed to make mandatory employee contributions under the Plan; (ii) his or her Compensation is less than the stated amount; (iii) he or she is not employed on the last day of the accrual computation period or (iv) the Plan is integrated with Social Security.

Effective for Plan Years beginning after December 31, 2001, for purposes of satisfying the minimum benefit requirements of section 416(c)(1) of the Code and the Plan, in determining Years of Service with the employer, any service with the employer shall be disregarded to the extent that such service occurs during a Plan Year when the Plan benefits (within the meaning of section 410(b) of the Code) no key employee or former key employee.

17.4
Vesting.  For any Plan Year the Plan is a Top Heavy Plan, the nonforfeitable portion of the Retirement Benefit of a Participant who is credited with at least one Hour of Service during that Plan Year under Section 1.24 shall be the greater of the percentage determined under Article VI and a percentage based on the Participant’s Years of Service as follows:

Number of Years of Service	Vesting Percentage

0	0
1	0
2	20
3	40
4	60
5	80
6 or more	100

17.5
Change From Top Heavy Vesting.  If the Plan is a Top Heavy Plan for a Plan Year and ceases to be a Top Heavy Plan for the subsequent Plan Year, the change in the vesting provision under this Section 17.5 to the vesting provision under Article VI shall for purposes of Section 16.3 be treated as an amendment of the vesting provisions of the Plan.

ARTICLE XVIII

GENERAL PROVISIONS

18.1
No Employment Rights.  Neither the action of the Company in establishing the Plan, nor any provisions of the Plan, nor any action taken by it or by the Committee shall be construed as giving to any employee of the Company the right to be retained in its employ, or any right to payment except to the extent of the benefits provided in the Plan to be paid from the Fund.

18.2
Governing Law.  Except to the extent superseded by ERISA, all questions pertaining to the validity, construction, and operation of the Plan shall be determined in accordance with the laws of the state in which the principal place of business of the Company is located.

18.3
Severability of Provisions.  If any provision of this plan is determined to be void by any court of competent jurisdiction, the Plan shall continue to operate and, for the purposes of the jurisdiction of that court only, shall be deemed not to include the provisions determined to be void.

18.4
No Interest in Fund.  No persons shall have any interest in, or right to, any part of the principal or income of the Fund, except as and to the extent expressly provided in this Plan and in the Trust Agreement.

18.5
Discretion.  Any discretionary acts under this Plan by the Company or by the Administrative Committee shall be uniform and applicable to all persons similarly situated.  No discretionary act shall be taken which constitutes prohibited discrimination under the provisions of Section 401(a) of the Code.

18.6	Gender. Wherever applicable, any word used in the masculine should include the feminine, and any word used in the singular shall include the plural.

18.7
Participant Information.  Each Participant shall notify the Administrative Committee of (a) his mailing address and each change of mailing address, (b) the Participant’s, the Participant’s Beneficiary’s and, if applicable the Participant’s Spouse’s date of birth, (c) the Participant’s marital status and any change of his marital status, and (d) any other information required by the Administrative Committee.  The information provided by the Participant under this Section 18.7 shall be binding upon the Participant and the Participant’s Beneficiary for all purposes of the Plan.

18.8
Statement of Retirement Benefits.  Upon a Participant’s written request to the Administrative Committee, but no more frequently than once in a twelve-month period, the Administrative Committee shall furnish him with a statement of his Retirement Benefits.

18.9
Notices.  Any notice, request, election, designation, revocation or other communication under this Plan shall be in writing and shall be considered given when delivered personally or mailed by first class mail to the last address furnished to the Committee.

18.10	Headings. The headings in this Plan are for convenience of reference and shall not be given substantive effect.

18.11	Withholding. The Committee and the Trustees shall have the right to withhold any and all state, local, and Federal taxes which may be withheld in accordance with applicable law.

ARTICLE XIX

FREEZING OF PLAN

19.1
The Plan has been frozen as of December 31, 2006 (the “Freeze Date”).  There shall be no further benefit accruals on and after the Freeze Date.  A Participant’s Credited Service, Compensation, and Average Monthly Earnings shall be determined as of the Freeze Date.  A Participant’s accrued benefit shall be based on the provisions of the Plan in effect on the Freeze Date, but calculated as if the Participant had terminated employment as of the Freeze Date.

19.2
Notwithstanding the above, Years of Service shall continue to be counted under the Plan on and after the Freeze Date solely for purposes of vesting in a benefit accrued as of the Freeze Date, but not for any other purpose under the Plan.

19.3	All benefits, rights and features shall be preserved as required under Code Section 411(d)(6) and regulations issued thereunder.

  Executed this   29th   day of   January, 2008  .

[SEAL]	(NAME)

By: /s/ Raymond J. De Hont

Chairman, CEO and President

Attest: /s/ Gary J. Morgan

Vice President Finance

APPENDIX A

ACTUARIAL ASSUMPTIONS USED TO DETERMINE ACTUARIAL EQUIVALENCE

1.	“Actuarial Equivalent”. Subject to Section 2, the Actuarial Equivalent of a given benefit shall be determined using the following assumptions:

(a)	Interest - 8 percent per annum compounded annually.

(b)	Mortality - The 1971 Male Group Annuity Table with ages set back three years.

2.	Minimum Actuarial Equivalent Present Value.

(a)
Subject to paragraph (b) below, if a Participant’s benefits are to be paid in a single sum, then in no event shall the Actuarial Present Value of a Participant’s Vested Interest be less than the greater of:

(i)	such present value determined based on the assumptions set forth in Section 1 above, or

(ii)
such present value determined based on the interest rates which would be used as of the first day of the Plan Year in which distribution occurs by the Pension Benefit Guaranty Corporation for a trusteed single employer Plan and the mortality table specified in paragraph (b) of Section 1.

(b)	Effective September 1, 1995, if a Participant’s benefits are to be paid in a single sum, then in no event shall the Actuarial Equivalent present value of a Participant’s Vested Interest be less than:

(i)	such present value determined based on the assumptions set forth in Section 1 above, or

(ii)	such present value determined using the following assumptions:

(A)	Interest - the annual rate of interest on 30-Year Treasury securities as published by the IRS for the month prior to the first month of the Plan Year in which the distribution occurs.

(B)	Mortality – determined under the applicable mortality table under Code Section 417(e).

Notwithstanding any other plan provisions to the contrary, effective for distributons with annuity starting dates on or after December 31, 2002, the applicable mortality table used for purposes of adjusting any benefit or limitation under 415(b)(2)(B), (C), or (D) of the Internal Revenue Code as set forth in Appendix A of the plan and the applicable mortality table used for purposes of satisfying the requirements of 417(e) of the Internal Revenue Code as set forth in Appendix A of the plan is the table prescribed in Rev. Rul. 2001-62.

(c)
Solely for the purpose of determining an actuarial increase in benefits due as a result of the commencement of such benefits after the Participant’s attainment of age 70½, the following assumptions will be used:

(i)	Interest – 5 percent per annum compounded annually,

(ii)	Mortality – 1994 Group Annuity Table.

(d)
Effective for distributions occurring on or after January 1, 2008, the applicable interest rate under (b)(ii)(A) above shall be the adjusted segment rates provided under Section 302 of the Pension Protection Act of 2006, determined in accordance with IRS Notice 2007-81, and subject to applicable provisions of Revenue Ruling 2007-67, and the applicable mortality table under (b)(ii)(B) above shall be the table specified in Revenue Ruling 2007-67.

  APPENDIX B

Effective as of December 31, 2000, the Accrued Monthly Pension of William L. Kacin is increased by $6,666.67.